UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

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CRYOLIFE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1655 ROBERTS BOULEVARD, NW

KENNESAW, GEORGIA 30144

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CRYOLIFE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CRYOLIFE, INC. will be held at CryoLife, Inc.’s Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, on May 2, 2007 at 10:00 a.m., Atlanta time, for the following purposes:

1.	To elect seven Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and have been qualified.

2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2007.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only record holders of CryoLife’s common stock at the close of business on March 26, 2007 will be eligible to vote at the meeting.

Your attendance at the Annual Meeting is very much desired. However, if there is any chance you may not be able to attend the meeting, please execute, complete, date and return the enclosed proxy in the envelope provided. If you attend the meeting, you may revoke the proxy and vote in person.

By Order of the Board of Directors:

STEVEN G. ANDERSON,
Chairman of the Board, President, and Chief Executive Officer

Date: April 2, 2007

A copy of the Annual Report on Form 10-K of CryoLife, Inc. for the fiscal year ended December 31, 2006 containing financial statements is enclosed.

1655 ROBERTS BOULEVARD, NW

KENNESAW, GEORGIA 30144

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished for the solicitation by the Board of Directors of proxies for the Annual Meeting of Stockholders of CryoLife, Inc. to be held on May 2, 2007, at 10:00 a.m., Atlanta time, in the auditorium at CryoLife, Inc.’s (“CryoLife,” the “company,” “we,” or “us”) Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. The sending in of a signed proxy will not affect a stockholder’s right to attend the meeting and vote in person. A signed proxy may be revoked by the sending in of a timely, but later dated, signed proxy. Any stockholder sending in or completing a proxy may also revoke it at any time before it is exercised by giving timely oral or written notice to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. Oral notice may be delivered by telephone call to Ms. Gabbert, at (770) 419-3355.

Holders of record of CryoLife’s common stock at the close of business on March 26, 2007 will be eligible to vote at the meeting. CryoLife’s stock transfer books will not be closed. At the close of business on March 26, 2007 CryoLife had outstanding a total of 25,067,140 shares of common stock, excluding a total of 907,383 shares of treasury stock held by CryoLife, which are not entitled to vote. Each such share of common stock will be entitled to one vote, non-cumulative, at the meeting. CryoLife’s outstanding shares of 6% convertible preferred stock are not entitled to vote.

Other than the matters set forth herein, management is not aware of any other matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

This proxy statement and the attached proxy were first mailed to stockholders on behalf of CryoLife on or about April 2, 2007. Properly executed proxies, timely returned, will be voted and, where the person solicited specifies a choice with respect to any matter to be acted upon at the meeting, the shares will be voted as indicated by the stockholder. If the person solicited does not specify a choice with respect to election of Directors or ratification of the company’s independent registered public accounting firm, the shares will be voted for management’s nominees for election as Directors and for ratification of the company’s independent registered public accounting firm. In addition to the solicitation of proxies by the use of the mails, Directors and officers of CryoLife may solicit proxies on behalf of management by telephone, telegram, and personal interview. Such persons will receive no additional compensation for their solicitation activities, and will be reimbursed only for their actual expenses incurred. CryoLife has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers, and CryoLife will reimburse such brokers and nominees for their related out-of-pocket expenses. The costs of soliciting proxies will be borne by CryoLife.

VOTING PROCEDURES AND VOTE REQUIRED

The Secretary of CryoLife, in consultation with the inspector of election, who will be an employee of CryoLife’s transfer agent, shall determine the eligibility of persons present at the Annual Meeting to vote and whether the name signed on each proxy card corresponds to the name of a stockholder of CryoLife. The Secretary, based on such consultation, shall also determine whether or not a quorum of the shares of CryoLife, consisting of a majority of the votes entitled to be cast at the Annual Meeting, exists at the Annual Meeting. Abstentions from voting will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner. Due to the nature of the matters to be voted on, there will be no broker non-votes.

Nominees for election as Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are seven Directorships to be filled, this means that the seven individuals receiving the most votes will be elected. Abstentions will therefore not be relevant to the outcome, and as discussed above, there will be no broker non-votes.

In the vote on the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm, stockholders may vote in favor of the ratification, vote against the ratification, or abstain from voting on the ratification. The proposal to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm will require approval by a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the meeting. Abstentions and broker non-votes do not have the same effect as a negative, or against, vote. Shares represented at the annual meeting in person or by proxy are counted for quorum purposes, even if they are not voted on any matter. Please note that brokers holding shares for a beneficial owner that have not received voting instructions on the ratification of the appointment of Deloitte & Touche LLP may vote the beneficial owner’s shares.

There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement.

ANNUAL MEETING ADMISSION

Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders and guests of CryoLife. Admission will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the meeting, please vote your proxy and detach your Admission Ticket from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and you plan to attend the meeting, you can obtain an Admission Ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. Please be sure to enclose proof of ownership such as a bank or brokerage account statement. Stockholders and proxy holders who do not obtain tickets in advance may obtain them upon verification of ownership or proxy authority at the reception desk on the day of the meeting. Tickets may be issued to others at the discretion of CryoLife. If you are a beneficial owner, in order to vote your shares at the meeting, you must obtain a proxy from the record holder of your shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of CryoLife recommends a vote “FOR” the election of each nominee named below and “FOR” ratification of the independent registered public accounting firm.

ELECTION OF DIRECTORS

The proxy holders intend to vote “FOR” election of the nominees named below, who are currently members of the Board, as Directors of CryoLife, unless otherwise specified in the proxy. Ms. Virginia C. Lacy and Dr. Bruce J. Van Dyne, currently members of the Board, will not stand for reelection at the annual meeting. As a result, effective as of the annual meeting date, the Board has reduced the total number of directors from nine to seven. Directors of CryoLife elected at the Annual Meeting to be held on May 2, 2007 will hold office until the next Annual Meeting or until their successors are elected and qualified.

Each of the nominees has consented to serve on the Board of Directors, if elected. Should any nominee for the office of Director become unable to accept nomination or election, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board may recommend.

The following table sets forth the name and age of each nominee, the period during which such person has served as a Director, together with the number of shares of CryoLife’s common stock beneficially owned, directly or indirectly, by such person and the percentage of outstanding shares of CryoLife’s common stock such ownership represented at the close of business on March 26, 2007, according to information received by CryoLife:

Name of Nominee	Service as Director	Age	Shares of CryoLife Stock Beneficially Owned(1)		Percentage of Outstanding Shares of CryoLife Stock
Steven G. Anderson	Since 1984	68	1,770,585	(2)	7.0%
Thomas F. Ackerman (9)(10)(11)	Since 2003	52	32,500	(3)	*
James S. Benson (10)(12)	Since 2005	68	22,500	(4)	*
Daniel J. Bevevino (11)	Since 2003	47	32,500	(5)	*
John M. Cook (9)(11)	Since 1999	64	129,500	(6)	*
Ronald C. Elkins, M.D. (9)(12)	Since 1994	70	123,520	(7)	*
Ronald D. McCall, Esq. (13)	Since 1984	70	237,113	(8)	*

*	Ownership represents less than 1% of outstanding shares of CryoLife common stock.
(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)	This amount includes:
•	107,924 shares held of record by Ms. Ann B. Anderson, Mr. Anderson’s spouse, as well as 106,471 shares held in a grantor-retained annuity trust, of which Mr. Anderson is the trustee,
•	115,000 shares held in a grantor-retained annuity trust, of which Mr. Anderson’s spouse is the trustee,
•	220,690 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 26, 2007, and
•	10,625 shares of unvested restricted stock as of March 26, 2007.
(3)	This amount includes 30,000 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 26, 2007. This amount also includes 1,042 shares of unvested restricted stock as of March 26, 2007.
(4)	This amount includes 20,000 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 26, 2007. This amount also includes 1,042 shares of unvested restricted stock as of March 26, 2007.
(5)	This amount includes 30,000 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 26, 2007. This amount also includes 1,042 shares of unvested restricted stock as of March 26, 2007.
(6)	This amount includes 19,500 shares that are held by CT Investments, LLC of which Mr. Cook owns 90% of the membership interests. This amount also includes options to acquire 47,500 shares of common stock that are presently exercisable or will become exercisable within 60 days after March 26, 2007. This amount also includes 1,042 shares of unvested restricted stock as of March 26, 2007.
(7)	This amount includes options to acquire 77,500 shares of common stock which are presently exercisable or will become exercisable within 60 days after March 26, 2007. This amount also includes 1,042 shares of unvested restricted stock as of March 26, 2007.
(8)	This amount includes 16,000 shares of common stock owned of record by Ms. Marilyn B. McCall, Mr. McCall’s spouse. This amount also includes options to acquire 88,925 shares of common stock that are presently exercisable or will become exercisable within 60 days after March 26, 2007. This amount also includes 1,042 shares of unvested restricted stock as of March 26, 2007.
(9)	Director is a member of the Compensation Committee.
(10)	Director is a member of the Nominating and Corporate Governance Committee.
(11)	Director is a member of the Audit Committee.
(12)	Director is a member of the Regulatory Affairs and Quality Assurance Policy Committee.
(13)	Mr. McCall is the Presiding Director of the Board.

Steven G. Anderson, a founder of CryoLife, has served as CryoLife’s President, Chief Executive Officer and Chairman of the Board of Directors since its inception. Mr. Anderson has more than 35 years of experience in the implantable medical device industry. Prior to founding CryoLife, Mr. Anderson was Senior Executive Vice President and Vice President, Marketing, from 1976 until 1983 of Intermedics, Inc. (now Guidant Corp.), a manufacturer and distributor of pacemakers and other medical devices. Mr. Anderson is a graduate of the University of Minnesota.

Thomas F. Ackerman has served as a Director of CryoLife since December 2003. Mr. Ackerman is Executive Vice President and Chief Financial Officer of Charles River Laboratories International, Inc. (NYSE: CRL), a position he has held since 2005. Charles River Laboratories is a provider of critical research tools and integrated support services for drug and medical device discovery and development. From 1999 to 2005 he served as Senior Vice President and Chief Financial Officer and from 1996 to 1999, he served as Vice President and Chief Financial Officer of Charles River Laboratories, where he has been employed since 1988. Mr. Ackerman is a Director of the University of Massachusetts Amherst Foundation. Mr. Ackerman received a B.S. in Accounting from the University of Massachusetts and became a certified public accountant in 1979 (his license is currently inactive).

James S. Benson has served as a Director of CryoLife since December 2005. In 2003 Mr. Benson was engaged by the law firm representing a Special Litigation Committee of the Board of Directors of the company to serve as an expert witness to the Special Litigation Committee’s independent investigation into allegations made by the Plaintiffs in the shareholder derivative lawsuit filed against the company’s Directors, which was settled in 2005. Mr. Benson also was engaged to serve as an expert witness by a different law firm representing the company in the securities class action shareholder lawsuit filed against the company, which was also settled in 2005. Mr. Benson retired from the Advanced Medical Device Association (AdvaMed, formerly known as The Health Industry Manufacturers Association, HIMA) in July 2002 as Executive Vice President for Technical and Regulatory Affairs. He was employed by AdvaMed from January 1993 through June 2002. Prior to that, he was employed by the Food and Drug Administration (FDA) for 20 years where he held a number of senior positions. He retired from the FDA as Director of the Center for Devices and Radiological Health (CDRH) in December of 1992. Prior to his position as Center Director, he served as Deputy Commissioner from July 1988 through July 1991. During that period, he served as Acting Commissioner for one year, from December 1989 through November 1990. Prior to his position as Deputy Commissioner, he served as Deputy Director of the Bureau of Radiological Health from 1978 to 1982. Mr. Benson serves on the Board of Directors for two other companies: CytoMedix, Inc., a public traded company (OTCBB: CYME), and Medical Device Consultants, Inc., a private company.

Daniel J. Bevevino has served as a Director of CryoLife since December 2003. Mr. Bevevino is Vice President and Chief Financial Officer of Respironics, Inc. (Nasdaq: RESP), a position he has held since 1996. Respironics develops, manufactures and markets medical devices used primarily for the treatment of patients suffering from sleep and respiratory disorders. Mr. Bevevino has been employed by Respironics since 1988. He began his career as a certified public accountant (currently inactive) with Ernst & Young. Mr. Bevevino received a B.S. in Business Administration from Duquesne University and an M.B.A. from the University of Notre Dame.

John M. Cook has served as a Director of CryoLife since August 1999. He is a retired Chairman, President, and Chief Executive Officer of PRG-Schultz International, Inc. (Nasdaq: PRGX), the world’s leading recovery audit firm. Mr. Cook served as Chief Executive Officer of PRG-Schultz from its founding in January 1991 until his retirement in July 2005. Prior to PRG-Schultz, he served in a number of top financial and management positions in the retail industry, including Senior Vice President and Chief Financial Officer of Caldor Stores and Senior Vice President of Finance and Controller of Kaufmann’s Department Stores, both May Department Stores affiliates. He holds a B.S. degree in accounting from Saint Louis University, where he serves as a member of the Board of Trustees and holds a seat on the Executive Advisory Board of the University’s School of Business and Administration.

Ronald C. Elkins, M.D. has served as a Director of CryoLife since January 1994. Dr. Elkins is Professor Emeritus, Section of Thoracic and Cardiovascular Surgery, University of Oklahoma Health Science Center. Dr. Elkins has been a physician at the Health Science Center since 1971, and was Chief, Section of Thoracic and Cardiovascular Surgery, from 1975 to 2002. Dr. Elkins is a graduate of the University of Oklahoma and Johns Hopkins Medical School.

Ronald D. McCall, Esq. has served as a Director of CryoLife since January 1984 and served as its Secretary and Treasurer from 1984 to 2002; however, Mr. McCall has never been an employee of the company and did not receive any compensation for his service as Secretary and Treasurer of the company other than the company’s standard compensation provided to Directors. From 1985 to the present, Mr. McCall has been the owner of the law firm of Ronald D. McCall, P.A., based in Tampa, Florida. Mr. McCall was admitted to the practice of law in Florida in 1961. Mr. McCall received his B.A. and J.D. degrees from the University of Florida.

CORPORATE GOVERNANCE

Information about the Board of Directors

Our Board of Directors believes that the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board and senior management believe promote this purpose, are sound, and represent best practices. The Board reviews these practices on an ongoing basis.

On February 14, 2007, the Board approved a policy pursuant to which each Director is required to submit a letter of resignation to the Board upon a change in such Director’s principal employment or line of business. Upon receipt of the letter, the Nominating and Corporate Governance Committee will review whether he or she continues to meet the needs of the Board and will make a recommendation to the Board regarding whether or not it should accept the resignation.

Also on February 14, 2007, the Board approved a policy pursuant to which Directors are limited in the number of other public company boards of directors on which they may serve. Non-employee Directors may serve on no more than two public company boards of directors in addition to service on CryoLife’s Board. The Chief Executive Officer may serve on no more than one public company board of directors in addition to service on CryoLife’s Board.

The Board has adopted certain categorical standards that provide that the following relationships, if existing within the preceding three years, will be considered material relationships that would impact a director’s independence, measured consistently with the NYSE’s interpretation of independence in Section 303A.02 of the NYSE’s listing standards:

•	the director is or was employed by us, or an immediate family member of the director is or was employed by us as an executive officer;

•

the director or an immediate family member of the director received or receives more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;

•

the director or an immediate family member of the director was employed by or affiliated with our present or former internal auditors or our present or former independent registered public accounting firm;

•

the director or an immediate family member of the director is or was employed as an executive officer of another company where any of our current executive officers serves on that company’s compensation committee; or

•

the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of another company that makes payments to or receives payments from us, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or two percent of the other company’s consolidated gross revenues.

The Board has adopted categorical standards that provide that the following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

•

if a CryoLife director is a partner, executive officer or controlling shareholder of another company or business that does business with us, and the annual amount paid to, or received from, us in the preceding calendar year, or expected to be paid or received in the current calendar year, is less than $100,000 and is also less than fifteen percent of the annual revenues of the other company or business in that year;

•

if a CryoLife director provides professional services to CryoLife, such as legal, investment banking or consulting services, either individually or through a personal corporation, and the annual amount received from us in the preceding calendar year, or expected to be received in the current calendar year, is less than $100,000 and is also less than fifteen percent of the gross annual income of the director in the year received;

•

if a CryoLife director is an executive officer of another company that is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than five percent of the total consolidated assets of the other company; and

•

if a CryoLife director serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than two percent of its total annual charitable receipts. Our automatic matching of employee charitable contributions will not be included in the amount of our contributions for this purpose.

In connection with its annual review based on the information available to it, the Board has determined that with the exception of Mr. Anderson, none of the Directors now in office has a material relationship with CryoLife. Accordingly, the Board has determined that all of the Directors currently in office, other than Mr. Anderson, qualify as independent directors under the NYSE’s current Listing Standards.

Other than Messrs. Benson and Ackerman and Dr. Elkins, none of the Directors who were determined to be independent had any relationships with us or our management other than their positions on our Board of Directors.

In 2003, the law firm representing a Special Litigation Committee of the Board of Directors engaged Mr. Benson to serve as an expert witness in connection with the Special Litigation Committee’s independent investigation into allegations made by the plaintiffs in the shareholder derivative lawsuit filed against our Directors, which was settled in 2005. Mr. Benson billed that law firm a total of approximately $52,500 for services provided in 2003. Mr. Benson was engaged to serve as an expert witness by a different law firm representing us in the securities class action shareholder lawsuit filed against us, which was also settled in 2005. Mr. Benson billed a total of approximately $38,000 in expert witness fees for services provided in 2004 (approximately $28,500) and 2005 (approximately $9,500). The Board has considered these relationships and determined that they are not material relationships that could impair Mr. Benson’s independence. The basis for this determination was that Mr. Benson’s relationship was indirect and has ended, and that Mr. Benson was interviewed and subsequently approved as a candidate for the Board of Directors by plaintiffs’ counsel in the derivative lawsuit.

See “Compensation Committee Interlocks and Insider Participation” at page 63 for a discussion of payments made by CryoLife to Mr. Ackerman’s employer, Charles River Laboratories International, Inc. The Board determined that that Mr. Ackerman’s relationship with Charles River Laboratories is not a material relationship that could impair his independence based on the relatively small dollar amounts involved when compared to CryoLife’s 2006 revenues and expenses and Charles River Laboratories International, Inc.’s fiscal 2006 revenues, the fact that the purchases from Charles River Laboratories were made on an arm’s length basis, and the Board’s understanding that Mr. Ackerman’s compensation is in no way impacted by the size or amount of the business transacted between the two companies.

Dr. Elkins is a former Chief of the Section of Thoracic and Cardiovascular Surgery at the University of Oklahoma Health Sciences Center and is a Professor Emeritus of the Center, for which he is paid $1 per year. Dr. Elkins receives approximately $20,000 per year from the University of Oklahoma College of Medicine Professional Practice Plan for clinical practice services and from professional fees associated with medical liability reviews. In 2006, the University of Oklahoma Health Sciences Center paid $151,000 to CryoLife for BioGlue and preservation services, and CryoLife paid $26,000 to the Center for a clinical study conducted by the Center that year. The clinical study will continue into 2007. The Board has considered these relationships and determined that they are not material relationships that could impair Dr. Elkins’ independence. The Board’s basis for this determination was that the dollar amounts involved are relatively small when compared to CryoLife’s 2006 revenues and expenses, and were de minimis relative to the financial position of the University of Oklahoma and the Health Sciences Center.

Mr. McCall assumed the role of Presiding Director in December 2005. The Presiding Director has frequent contact with Mr. Anderson and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board, including:

•	acting as chairman of each of the non-management Director executive sessions,

•	presiding at Board meetings when the Chairman of the Board is not present, and

•	receiving and processing communications from concerned parties wishing to contact the non-management Directors.

Board and Committee Meetings

During 2006, no Director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served. In general, members of the Board of Directors are appointed to committees at the annual meeting of Directors immediately following the Annual Meeting of Stockholders.

During 2006, the Board of Directors held eight meetings and the committees held a total of 21 meetings.

Board attendance at annual stockholder meetings is encouraged, but not required. All nine of the then-current Board members attended the 2006 annual meeting.

Director Compensation

See “Director Compensation” at page 62 for a discussion of compensation received by Directors during 2006.

Standing Committees of the Board of Directors

During 2006, the Board of Directors had four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Regulatory Affairs and Quality Assurance Policy Committee. In 2006, the Audit Committee met five times, the Compensation Committee met six times, the Nominating and Corporate Governance Committee met six times, and the Regulatory Affairs and Quality Assurance Policy Committee met four times. These committees are described below.

Audit Committee—CryoLife’s Audit Committee currently consists of three non-employee Directors: Mr. Cook, Chairman, Mr. Bevevino, and Mr. Ackerman. Messrs. Cook and Bevevino served on the Audit Committee for all of 2006, whereas Mr. Ackerman joined the Audit Committee in May 2006. Dr. Van Dyne and Ms. Lacy served on Audit Committee from January 2006 through May 2006. Mr. Bevevino served as Chairman of the Audit Committee from January 2006 to May 2006, at which time Mr. Cook assumed the role of Chairman. The Audit Committee reviews the general scope of CryoLife’s annual audit and the nature of services to be performed for CryoLife in connection with it, acting as liaison between the Board of Directors and the independent registered public accounting firm. The Audit Committee also formulates and reviews various company policies, including those relating to accounting practices and internal control systems of CryoLife. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of CryoLife’s independent registered public accounting firm and for engaging or discharging CryoLife’s independent registered public accounting firm. Each of the members of the Audit Committee meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards and also meets the criteria of Section 303A.06, as set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, regarding listing standards related to audit committees. No member of the Audit Committee serves on the Audit Committee of more than three publicly registered companies. In addition, the Board of Directors has determined that at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise. The Board of Directors has also determined that Mr. Bevevino meets the SEC criteria of an “audit committee financial expert.” The Audit Committee met five times in 2006.

The Audit Committee operates under a written charter, which was revised in February 2004 to give this committee broader authority to fulfill its obligations under SEC and NYSE requirements. You may view a current copy of the charter on the CryoLife website at www.cryolife.com/investornew.htm. If you are a stockholder, you may receive a printed copy at no charge by making a request to the Secretary of CryoLife at 1655 Roberts Blvd., NW, Kennesaw, Georgia 30144. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation, and oversight of CryoLife’s independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by CryoLife’s independent registered public accounting firm. The Audit Committee also oversees and must review and approve all significant related party transactions. See “Policies and Procedures For Review, Approval or Ratification of Transactions with Related Parties” at page 11. The Report of the Audit Committee is on page 13 of this proxy statement.

Compensation Committee—The Compensation Committee operates under a written charter which sets out the committee’s functions and responsibilities. You may view a current copy of the charter on the CryoLife website at www.cryolife.com/investornew.htm. If you are a stockholder, you may receive a printed copy at no charge by making a request to the Secretary of the company at 1655 Roberts Blvd., NW, Kennesaw, Georgia 30144. Our Compensation Committee consists of three non-employee Directors: Dr. Elkins, Chairman, Mr. Ackerman, and Mr. Cook. Mr. Bevevino served on Compensation Committee from January 2006 through May 2006. Mr. Ackerman served as Chairman of the Compensation Committee from January 2006 to May 2006, at which time Dr. Elkins assumed the role of Chairman. Each member of the Compensation Committee meets the independence requirements of Section 303A.02 of the current NYSE Listing Standards. The Compensation Committee met six times in 2006.

Pursuant to the Compensation Committee Charter, the Compensation Committee is responsible for reviewing the performance of executive officers and setting the annual compensation for all senior officers, including the salary and the compensation package of executive officers. The committee, among its other responsibilities:

•	establishes the corporate goals and objectives upon which the compensation of CryoLife’s Chief Executive Officer is based;

•	determines the proper relationship of all executive compensation to the performance of CryoLife;

•	evaluates annually, the performance of CryoLife’s Chief Executive Officer in a joint session with the Nominating and Corporate Governance Committee;

•	evaluates the performance of other executive officers by consulting with the Chief Executive Officer and reviewing officer evaluations;

•	recommends to the full Board the total amount and form of annual and other compensation paid to CryoLife’s non-employee Directors;

•	establishes and periodically reviews CryoLife’s policies regarding management perquisites; and

•

recommends executive compensation plans to the Board for approval, approves grants under CryoLife’s executive bonus plans and approves grants of stock options and other stock rights and cash incentives under CryoLife’s stock and incentive plans.

The committee consults with Mr. Anderson, the President and Chief Executive Officer of CryoLife, with respect to compensation for all executives except Mr. Anderson. The Chief Executive Officer negotiates with candidates for employment as executive officers, and the negotiated compensation is reflected in each candidate’s employment agreement or other arrangement, subject to approval by the committee. Management develops bonus and equity compensation plans at the direction of the committee and submits these plans to the committee to review and approve.

The committee has the power to retain, determine the terms of engagement and compensation of and terminate any consulting firm that may assist it in the evaluation of compensation decisions. In 2005 the committee engaged Mercer Human Resource Consulting, a compensation consultant, for this purpose. The committee referred to Mercer’s August 1, 2005 report in establishing compensation for CryoLife’s Chief Executive Officer and other executive officers for 2006. The committee engaged Mercer Consulting directly in May 2005 to, among other things,

•	develop a customized benchmarking strategy for up to eight executive positions, and

•	conduct a competitive market pay analysis for the selected executive positions, including analysis of

•	levels of salary,

•	annual and long-term incentives,

•	pay mix, including the relative levels of long-term versus short-term compensation and cash versus equity,

•	long-term plan design and features, and

•	equity plan design features.

The committee also asked Mercer to conduct a business performance analysis using 10-15 key operating, financial and shareholder metrics in relation to peer company results over the most recent one and three-year periods, and to review and evaluate senior executive employment contracts.

In addition to the Mercer report, the committee uses a compensation survey, the Radford Salary Survey for U.S. Biotech Companies, which contains information regarding salaries paid to various biotech executives in the United States. The committee reviews this salary survey primarily for information regarding salaries, as opposed to bonus and stock incentive information. In setting 2006 compensation, the committee referred to the Radford Salary Survey dated September 2005, and with respect to its deliberations regarding Mr. Anderson during October 2006, the Radford Salary Survey dated October 2006.

Nominating and Corporate Governance Committee—CryoLife’s Nominating and Corporate Governance Committee consists of three non-employee Directors: Mr. Ackerman, Chairman, Mr. Benson, and Dr. Van Dyne. Dr. Van Dyne served on the Nominating and Corporate Governance Committee for the full year, whereas Mr. Ackerman served on the committee from January 2006 to May 2006 and rejoined the committee in September 2006. Mr. Benson joined the committee in May 2006. Ms. Lacy served on the committee from January 2006 to September 2006. Mr. McCall served on the committee from January 2006 to May 2006. Ms. Lacy served as Chairwoman of the committee from January 2006 to September 2006, at which time Mr. Ackerman assumed the role of Chairman. Each of these individuals meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards. Among other things, the committee recommends potential candidates for the Board and develops and annually reviews governance principles. It also oversees the annual self-evaluations of the Board and its committees. Each year the Nominating and Corporate Governance Committee evaluates the performance of CryoLife’s Chief Executive Officer in a joint session with the Compensation Committee. The Nominating and Corporate Governance Committee also recommends to the Board how the other Board committees should be structured and which directors should be members of those committees. The remaining members of the Nominating and Corporate Governance Committee following Dr. Van Dyne’s retirement from the Board in May 2007 currently intend to recommend to the full Board that Mr. McCall, an independent director, be appointed as a member of the committee at the meeting of the Board immediately following the 2007 annual meeting of shareholders.

The Nominating and Corporate Governance Committee operates under a written charter setting out its functions and responsibilities. You can view a current copy on the CryoLife website at www.cryolife.com/investornew.htm. If you are a stockholder, you may receive a printed copy at no charge by making a request to the Secretary of CryoLife at 1655 Roberts Blvd., NW, Kennesaw, Georgia 30144. The committee also reviews and makes recommendations to the Board of Directors regarding the development of and compliance with the corporate governance guidelines. These guidelines are posted on the CryoLife website at www.cryolife.com/investornew.htm. If you are a stockholder, you may also receive a copy of the corporate governance guidelines in print, without charge, by contacting the Secretary of CryoLife at 1655 Roberts Blvd., NW, Kennesaw, Georgia 30144.

Regulatory Affairs and Quality Assurance Policy Committee—CryoLife’s Regulatory Affairs and Quality Assurance Policy Committee consists of three non-employee Directors: Dr. Van Dyne, Chairman, Mr. Benson, and Dr. Elkins. Mr. McCall served on the Regulatory Affairs and Quality Assurance Policy Committee from January 2006 to May 2006. Each of these individuals meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards. Among other things, the committee advises the Audit Committee regarding CryoLife’s regulatory affairs and quality assurance policies relating to new and existing biopharmaceutical products and recommends for Audit Committee approval actions that ensure and enhance CryoLife’s regulatory compliance and policies and procedures for safeguarding the quality and safety of our new and existing biopharmaceutical products. Pursuant to its charter, the committee is directed to:

•	meet with CryoLife’s in-house auditors and regulatory affairs and tissue processing quality assurance administrators on a quarterly basis,

•	become familiar with CryoLife’s internal policies concerning the development and implementation of improved safety processes and procedures, and

•	become apprised of and make recommendations of appropriateness concerning the company’s safety processes and procedures to the Audit Committee.

The remaining members of the Nominating and Corporate Governance Committee following Dr. Van Dyne’s retirement from the Board in May 2007 currently intend to recommend to the full Board that Mr. McCall, an independent director, be appointed as a member of the Regulatory Affairs and Quality Assurance Policy Committee at the meeting of the Board immediately following the 2007 annual meeting of shareholders and that Mr. Benson be designated its Chairman.

The Regulatory Affairs and Quality Assurance Policy Committee operates under a written charter, which was revised in February 2007 to clarify the committee’s functions and responsibilities. A current copy can be viewed on the CryoLife website at www.cryolife.com/investornew.htm. If you are a stockholder, you may receive a printed copy at no charge by making a request to the Secretary of CryoLife at 1655 Roberts Blvd., NW, Kennesaw, Georgia 30144.

Policies and Procedures for Stockholders Who Wish to Submit Nominations or Recommendations for Board Membership

Security holders may submit the names of potential candidates for Director to the Nominating and Corporate Governance Committee. The policy of the Nominating and Corporate Governance Committee is to give the same consideration to nominees submitted to it by stockholders that it gives to individuals whose names are submitted to it by management or other Directors.

Factors to be considered by the committee include:

•	whether the committee sees a need for an additional member of the Board, or to replace an existing member;

•	the overall size of the Board of Directors;

•	the skills and experience of the nominee, as compared to those of the other members of the Board; and

•	whether the nominee is, or is associated with, the holder of a large number of shares of CryoLife common stock.

A stockholder may also directly nominate a candidate for election to the Board by complying with Article XV of CryoLife’s Bylaws. The Nominating and Corporate Governance Committee also requires compliance with Article XV as a prerequisite for its consideration of a potential nominee. A summary of certain provisions of Article XV as it relates to the 2008 annual meeting of stockholders is set forth below, but you are urged to read Article XV in its entirety:

•	We must receive all required information by no later than January 3, 2008 but no earlier than October 5, 2007, in order for it to be considered timely —see “Stockholder Proposals”;

•	the sponsoring stockholder should provide information sufficient to inform us that the sponsor qualifies as a stockholder; and

•	we should receive the following information about the candidate:

•	his or her name;

•	his or her brief resume;

•	a brief statement as to why the stockholder recommends the candidate;

•	the candidate’s written consent to be considered and to serve if elected;

•	contact information for the candidate; and

•	the information that would be required to be included by SEC and NYSE rules in our proxy statement relating to the nomination and nominee.

If it is considering new candidates, the committee will contact the candidate confidentially, and may require that the candidate:

•	complete a detailed questionnaire;

•	be available upon request to meet with the committee and management with reasonable notice;

•	execute a non-disclosure agreement; and

•	provide several references.

In the past, we have utilized a third party search firm to identify nominees. All nominees are evaluated according to the same criteria. The committee and the Board have determined that nominees to the Board should be of known integrity, have a good moral and ethical background, and have an appropriate level of education, training, or experience to be able to make a contribution to furthering the goals of CryoLife while being compatible with management and the other Board members. Special knowledge, education, training, and experience that complement the experience of other Board members will be considered. A candidate’s capacity for independent judgment will also be considered. A candidate for Director must be no older than 75 to be nominated for election or re-election by the committee.

The Nominating and Corporate Governance Committee has not received any recommended Director nominees for election at the 2007 annual stockholders meeting from a security holder or group of security holders that beneficially own more than 5% of CryoLife voting stock.

Stockholders may communicate the necessary information to the Nominating and Corporate Governance Committee or the Board by following the procedures set forth below at “Communication with the Board of Directors and Its Committees.”

Code of Business Conduct and Ethics

Since its founding, CryoLife has maintained a commitment to the highest ethical standards of business conduct and fair dealing in its relations with employees, customers, suppliers, and stockholders. CryoLife has established a Code of Business Conduct and Ethics that clarifies the company’s standards of conduct in potentially sensitive situations; makes clear that CryoLife expects all employees, officers, and Directors to understand and appreciate the ethical considerations of their decisions; and reaffirms the company’s long-standing commitment to a culture of corporate and individual accountability and responsibility for the highest ethical and business practices.

This Code of Business Conduct and Ethics also serves as the code for the company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, and all other financial officers and executives. A copy of the Code of Business Conduct and Ethics is posted on the company’s website at www.cryolife.com/investornew.htm. If you are a stockholder, you may receive a printed copy at no charge by making a request to the Secretary of the company at 1655 Roberts Blvd., NW, Kennesaw, Georgia 30144. In the event that the company amends or waives any of the provisions of the Code of Business Conduct and Ethics applicable to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, the company intends to disclose that information on the company’s website at www.cryolife.com/investornew.htm.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Parties

The Board has adopted written policies and procedures for review, approval or ratification of transactions with related parties.

Types of Transactions Covered

It is our policy to enter into or ratify related party transactions only when the Board of Directors, acting through the Audit Committee or as otherwise described herein, determines that the related party transaction in question is in, or is not inconsistent with, the best interests of CryoLife and its stockholders. We follow the policies and procedures below for any transaction in which we are, or are to be, a participant and the annual amount involved exceeds $50,000 and in which any related party, as defined below, had, has or will have a direct or indirect interest. Pursuant to the policy, compensatory arrangements with an executive officer or director that are approved or ratified by the Compensation Committee or compensation received under our employee benefit plans which are available to all employees do not require additional Audit Committee approval.

The company subjects the following related parties to these policies: directors (and nominees), executive officers, beneficial owners of more than 5% of our stock, any immediate family members of these persons, and any entity in which any of these persons is employed or is a general partner or principal or in a similar position or in which the person has a 10% or greater beneficial ownership interest.

Standards Applied and Persons Responsible for Approving Related Party Transactions

The Chief Executive Officer and the Corporate Secretary are responsible for maintaining a list of all related parties known to them and for submitting to the Audit Committee for its advance review and approval any related party transaction into which we propose to enter. If any related party transaction inadvertently occurs before the committee has approved it, the Chief Executive Officer or the Corporate Secretary shall submit the transaction to the committee for ratification as soon as they become aware of it. If the committee does not ratify the transaction, it shall direct for the transaction to be either rescinded or modified as soon as is practicable. The Chief Executive Officer or the Corporate Secretary may delegate their duties under the policy to another officer of CryoLife if they give notice of the delegation to the committee at its next regularly scheduled meeting.

When reviewing a related party transaction, the committee shall examine all factors it deems relevant, including, among other things

•	whether the transaction has a business purpose;

•	whether the transaction is to be entered into on an arms length basis;

•	the prior course of dealing between the parties, if any;

•	whether such a transaction would violate any provisions of the CryoLife Code of Business Conduct and Ethics or otherwise create the appearance of impropriety;

•	the impact on a Director’s independence in the event the related party is a Director;

•	the terms available to unrelated third parties or to employees generally;

•	management’s recommendations regarding the transaction;

•	advice of counsel regarding the legality of the transaction;

•	the financial impact on CryoLife; and

•	whether or not it is advisable for the approval to comply with Section 607.0832 of the Florida Business Corporation Act, which addresses Director conflict of interest transactions.

If the Chief Executive Officer or the Corporate Secretary determines that it is not practicable or desirable to wait until the next Audit Committee meeting, they shall submit the related party transaction for approval or ratification to the chair of the committee, who possesses delegated authority to act between Committee meetings. The chair shall report any action he or she has taken under this delegated authority to the committee at its next regularly scheduled meeting.

The committee, or the chair, shall approve only those related party transactions that they have determined in good faith are in, or are not inconsistent with, the best interests of CryoLife and its stockholders.

Review of Ongoing Transactions

At the committee’s first meeting of each fiscal year, the committee shall review all related party transactions, other than those approved by the compensation committee as contemplated in the policy, that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from CryoLife of more than $50,000 annually. Based on all relevant facts and circumstances, taking into consideration the factors discussed above, the Audit Committee shall determine if it is in, or not inconsistent with, the best interests of CryoLife and its stockholders to continue, modify or terminate the related party transaction.

Communication with the Board of Directors and Its Committees

Interested parties may communicate directly with the Board of Directors, the Presiding Director, the non-management Directors as a group, Committee Chairs, Committees, and individual Directors by mail. CryoLife’s current policy is to forward all communications to the addressees, unless they clearly constitute unsolicited general advertising. Please send all communications in care of Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

Notwithstanding anything to the contrary set forth in any of CryoLife’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other CryoLife filings, including this proxy statement, in whole or in part, neither of the following Reports of the Audit Committee and the Compensation Committee shall be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of three Directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of the New York Stock Exchange (“NYSE”) that govern audit committee composition, including the requirement that audit committee members all be “Independent Directors” as that term is defined by Sections 303A.02 and 303A.06 of the current NYSE Listing Standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

The Audit Committee oversees CryoLife’s financial processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board and the Audit Committee have adopted a written Audit Committee Charter. Since the first quarter of 2004, CryoLife has retained a separate accounting firm to provide internal audit services. The internal audit function reports directly to the Audit Committee and, for administrative purposes, to the Chief Financial Officer.

During the course of fiscal 2006, management completed the documentation, testing, and evaluation of CryoLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte & Touche LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management contained in CryoLife’s Annual Report on Form 10-K for fiscal 2006, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in CryoLife’s Annual Report on Form 10-K related to its audit of (i) CryoLife’s consolidated financial statements and financial statement schedules, (ii) management’s assessment of the effectiveness of the company’s internal control over financial reporting, and (iii) the effectiveness of the company’s internal control over financial reporting. The Audit Committee continues to oversee CryoLife’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2007.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of CryoLife’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, CryoLife’s independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by the Independence Standards Board’s Standard No. 1, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence from management and CryoLife.

The Audit Committee discussed with CryoLife’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of CryoLife’s internal controls and the overall quality of CryoLife’s financial reporting.

Aggregate fees paid to Deloitte & Touche LLP for the year ended December 31, 2006 were $663,000. See “Ratification of the Independent Registered Public Accounting Firm” at page 66 for further details. The Audit Committee determined that the payments made to its independent registered public accounting firm for non-audit services for 2006 were consistent with maintaining Deloitte & Touche LLP’s independence. In accordance with its Audit Committee Charter, CryoLife’s Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, specified tax services, and other services.

In reliance on the reviews and discussions referred to above, the Audit Committee members did not become aware of any misstatement in the audited financial statements and recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee will also select CryoLife’s independent registered public accounting firm for fiscal 2007.

Audit Committee

JOHN M. COOK, CHAIRMAN THOMAS F. ACKERMAN DANIEL J. BEVEVINO

COMPENSATION DISCUSSION & ANALYSIS

Analysis of Total Compensation

In the third quarter of 2006, the Compensation Committee began using an informal “tally sheet” to better understand the total compensation package of each named executive officer and to determine whether CryoLife should make any adjustments to better align each named executive’s compensation with CryoLife’s goals and objectives. A tally sheet is an itemized worksheet of each element of an executive’s compensation that includes a total of all compensation earned during the year. The worksheet includes not only the executive’s base salary and bonus, if any, but also the fair value of restricted stock and option grants, as well as other elements of compensation. The tally sheet used by the committee in 2006 did not include prior compensatory items such as the fair value equivalent of accumulated option grants. The committee anticipates that in the future it will include these “wealth accumulation” items to understand whether the company is effectively incentivizing its executives with continued equity award grants. Although the committee used tally sheets in 2006 to formally evaluate only Mr. Anderson’s compensation, the committee intends to use tally sheets in the future each time it formally considers an executive officer’s compensation. In connection with its formal annual compensation review for executive officers conducted in February 2007, the committee considered tally sheets, wealth accumulation analyses and internal pay equity comparisons.

The committee also reviewed tally sheets for each named executive officer as well as wealth accumulation analyses and internal pay equity comparisons before determining that all named executives’ total compensation packages are in alignment with company objectives and not in need of significant adjustment, as discussed below.

Compensation Philosophy and Objectives

CryoLife’s executive compensation programs are designed to attract, motivate and retain executives critical to our long-term success and the creation of shareholder value. The committee believes the actions of our executive officers have a profound impact on the short-term and long-term profitability of CryoLife. Therefore, the committee gives significant attention to the design of CryoLife’s compensation package. The committee’s fundamental philosophy is to provide competitive salaries and link the executive officers’ incentive compensation with the achievement of annual and long-term performance goals related to both personal and company performance. The committee designed the compensation arrangements in a way that maintains an appropriate balance between base salary and long-term and annual incentive compensation. It is the policy of the committee not to award bonus or other compensation to company officers for the purpose of satisfying margin call obligations owed by such officers without first obtaining stockholder approval.

To fulfill these objectives, the committee designed the 2006 performance-based bonus program, which was formalized in 2007 as the 2007 executive incentive plan, to motivate executive officers to achieve strategic business objectives and personal goals, as well as to continue to perform at the highest levels in the future. Similarly, the committee designed the equity-based compensation programs to align the long-term interests of employees with those of stockholders. When the committee considered all compensation programs taken together, its goal was to achieve pay levels that would be perceived both internally and externally as competitive and fair, relative to industry standards.

Elements of Compensation Program

CryoLife’s compensation package consists of three primary elements:

•	base salary;

•	bonus; and

•	stock-based incentive compensation.

The named executives also receive certain severance payments and payments upon a change of control, as well as certain other personal benefits.

Perquisites

CryoLife does not provide perquisites to its officers without prior committee approval. To the extent that perquisites are incidental to a business-related expense, such as personal use of a business club, the named executive officers are generally required to reimburse the company for any incremental cost. Other than these incidental personal benefits, none of our executives receive any perquisites, except for Mr. Anderson, whose compensation is discussed below, and except for airline club memberships we provide for each named executive other than Mr. Fronk. The incremental cost of these airline club memberships was no more than $350 for each executive.

Stock Option Grant Policy

The committee has discretionary authority over all stock option grants. It is the current policy of the committee to make annual grants of options at the beginning of each year, except with respect to new hires, and subject to any special grants deemed necessary by the committee’s compensation review. In 2006, the committee determined that special option grants were called for in May and August, as discussed below. It is the committee’s general policy not to price option grants at times when CryoLife’s insiders may be in possession of material non-public information. However, in connection with grants to new hires, the committee may price option grants as of the date of hire, provided that management has fully disclosed to the committee at the time of grant any material non-public information. In all other instances, in the event the committee approves the grant of an option at a time when it is in possession of material non-public information, it is the committee’s general policy to delay the grant and pricing of the option until a date after the public dissemination of all such material non-public information. Pursuant to the company’s 2004 Employee Stock Incentive Plan and 2002 Stock Incentive Plan, the committee prices all options granted under these plans at not less than the closing price of the company’s common stock on the New York Stock Exchange on the date of grant. The 1998 Long-Term Incentive Plan provides that options granted under it have an exercise price equal to or greater than the mean of the high and low reported sales prices for the company’s common stock on the New York Stock Exchange on the date of grant.

2006 Bonus Plan

In February 2005, to more directly implement the committee’s pay for performance philosophy, the committee directed Mr. Anderson to prepare recommendations for a bonus plan for executives based on attainment of both CryoLife and individual performance goals. In December 2005, before finalization of the plan, the committee concluded that the company’s 2005 financial performance from a cash flow perspective did not justify the payment of cash bonuses to the named executives for 2005. In May 2006, the committee reviewed a draft bonus plan submitted by management and approved the 2006 bonus plan. In general, the plan provided executives with bonus potential with respect to performance in three areas:

•	company revenues,

•	adjusted net earnings, calculated as net income after adding back stock compensation charges, and

•	personal performance.

With respect to revenues, executives could earn bonuses if our annual revenues from products and services were in the approximate range of $74.2 million to $90.6 million. With respect to adjusted net income, executives could earn bonuses if the fiscal 2006 adjusted net earnings, calculated as net earnings after adding back stock compensation charges, were in the range of approximately ($4.1 million) to ($750,000). Personal performance bonuses were awarded based on subjective performance ratings. In addition to the foregoing, executives could obtain a supplemental bonus of from 5% to 15% of their annual salaries if the adjusted net earnings were greater than ($750,000), with the maximum 15% payable if CryoLife reached or exceeded adjusted breakeven after adding back stock compensation charges. Management recommended and the committee approved these performance measures as appropriate targets to achieve our dual goals for 2006 of positive cash flow and reduction and/or elimination of operating losses, as well as to satisfy employee retention goals. The committee chose to add an additional bonus in the event that CryoLife significantly exceeded the target range or achieved non-GAAP breakeven after the addition of stock compensation expense to the net loss, in order to provide a strong incentive to executives to obtain the non-GAAP breakeven number. Management and the committee determined that it was appropriate to add back stock compensation expense to the performance targets due to the unpredictability regarding potential new equity grants to new employees and the lack of control over those costs on the part of the executives. The committee subjectively determined personal performance ratings, with input from Mr. Anderson on all officers other than himself. The committee did not communicate specific pre-established personal performance criteria to plan participants. Details of the plan with respect to each named executive officer are set forth below. Although the 2006 bonus plan, as adopted, did not provide for repayment of bonuses in the event of any earnings restatement, the committee has incorporated this requirement in the 2007 executive incentive plan, discussed below, and anticipates that future compensation decisions would take into consideration any bonus actually paid for 2006 that would not have been paid based on restated 2006 earnings or revenue results should such a restatement occur.

In January 2007, recognizing that CryoLife wishes to continue to conserve cash and that CryoLife bonuses under the 2006 plan were being paid at the very highest adjusted net income stretch level, the committee determined that the executives would receive 60% of the bonus in cash and 40% in unrestricted shares of CryoLife common stock valued as of the date of payment. The committee also determined that CryoLife would pay all amounts under the plan once the audited financial statements for 2006 were finalized and the committee had reviewed the personal performance of the plan participants. This occurred on February 13, 2007.

2007 Bonus Plan

In August 2006, the committee directed Mr. Lee to develop a bonus plan for 2007 for executives that was modeled after the 2006 bonus plan. The 2007 executive incentive plan was submitted by Mr. Lee and approved by the committee and the Board in February 2007. The committee also approved a 2007 bonus program under the plan for the executive officers in February 2007. In adopting the 2007 plan and program, the committee considered factors similar to those discussed above regarding the 2006 bonus plan, including its belief that the plan would motivate executives to increase CryoLife’s net earnings and maintain profitability in 2007. The 2007 bonus program provides for bonuses of up to a maximum of 91% of participants’ annual salary, varying among participants, based on adjusted revenue, adjusted net income and personal performance rating performance criteria. Participants can also earn between 10% and 20% of their annual salaries if additional adjusted net income goals are met. All bonus criteria relate to company and individual performance for the full 2007 fiscal year. Adjusted revenues for bonus purposes consist solely of revenues from cardiac and vascular allograft tissue processing, BioGlue and CardioWrap. Adjusted net income is GAAP net income plus:

•	interest expense;

•	interest income;

•	stock compensation expense, other than stock compensation expense related to the 2007 executive incentive plan;

•	changes in the value of the derivative related to the Company’s preferred stock;

•	other income and expense; and

•	amortization associated with intangibles recorded in connection with our exchange and service agreement with Regeneration Technologies, Inc., and related parties, if any.

A minimum threshold is required to be met before any bonus may be earned under this measure.

Unless otherwise determined by the committee, bonuses under the 2007 executive incentive plan will be paid 70% in cash and 30% in unrestricted shares of CryoLife common stock, and the committee has absolute discretion to reduce the amount of any bonus at any time before it is paid.

Tax Impact of Compensation Decisions

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, hereinafter referred to as the Code, generally sets a limit of $1 million on the amount of compensation, other than certain “performance-based” compensation that complies with the requirements of Section 162(m), that CryoLife may deduct for federal income tax purposes in any given year with respect to the compensation of each of the named executive officers. CryoLife has historically structured its stock option grants to make them exempt from being included in the $1 million aggregate compensation calculation, and the committee intends to continue this practice. Salary and stock awards have been based on the considerations discussed below, and before 2006, no executive officer has received aggregate compensation for purposes of Section 162(m) that was in excess of $1 million. With respect to the 2006 bonus program, because it was after the first quarter that the committee determined that CryoLife’s performance might warrant potential bonuses for all executives, we were unable to comply with Section 162(m). The committee nonetheless determined that a bonus program for 2006 was integral to compensating our executives appropriately. Approximately $240,000 of Mr. Anderson’s 2006 compensation was not deductible under Section 162(m).

In February 2007, the committee established the 2007 executive incentive plan and related 2007 bonus program. After careful review, the committee has determined that only Mr. Anderson might reasonably be expected to have any likelihood of exceeding the $1 million dollar deductibility limit of Section 162(m) in 2007, and that the amount by which he is likely to exceed that limit, if at all, is not expected to be material to CryoLife. Accordingly, the committee has determined not to attempt to qualify compensation under the 2007 executive incentive plan for an exemption from the $1 million deductibility limit of Section 162(m) at this time. The committee intends to separately consider the issue of deductibility under Section 162(m) with respect to all future executive bonus plans and other relevant compensation decisions.

Section 430A

Since Section 430A of the Code, which deals with deferred compensation arrangements, was enacted, the committee’s policy has been to structure all executive compensation arrangements, to the extent feasible, to comply with the provisions of Section 430A so that the executives do not have to pay additional tax and CryoLife does not incur additional withholding obligations. The committee intends to continue this practice.

Sections 280G and 4999

Employment agreements with the named executives provide for tax gross-up payments if the executive must pay any excise tax pursuant to Sections 280G and 4999 of the Code. We designed these payments to place the executive in the same position he would have been in had the excise tax not been imposed, subject to the limitation that we will not pay severance or similar payments in excess of three times the executive’s salary, bonus and guaranteed benefits, as discussed below. This limitation mitigates our risk pursuant to these gross-up provisions, and the committee has reviewed the potential liability associated with this provision in each executive’s employment agreement and has determined that this limitation is appropriate and reasonable.

Limitations on Severance, Separation, and Benefit Payments

In November 2005, the committee recommended, and the Board adopted, a resolution limiting severance, separation, and benefit payments for the Chief Executive Officer and other employees at the Vice President level or higher to an amount equaling no more than three times the employee’s base salary, plus bonuses and guaranteed benefits. The committee adopted this policy to reduce the amounts CryoLife may be obligated to pay pursuant to change of control or severance arrangements in connection with tax gross-up payments related to excise taxes under Sections 280G and 4999 of the Code. These severance and change of control payments are discussed at “Potential Payments Upon Termination or Change-in-Control” starting on page 46.

2006 COMPENSATION

Steven G. Anderson, Chairman of the Board of Directors, President and Chief Executive Officer

In September 2005, the Compensation Committee approved an employment agreement for Mr. Anderson, as summarized below at “Employment Agreements” and “Potential Payments Upon Termination or Change-in-Control.” The initial term of the agreement was two years, and the agreement will automatically renew for an additional one year term in September of each year thereafter, unless the Board or Mr. Anderson terminates the agreement by giving thirty days notice before the automatic renewal. The primary elements of Mr. Anderson’s compensation, including those contained in his employment agreement, are discussed below:

Salary

The committee set Mr. Anderson’s salary at $600,000 in late 2000 and his salary has remained at that level, despite the committee’s determination in past years that Mr. Anderson’s performance since then has warranted an increase, primarily due to the committee’s belief that CryoLife’s cash position and operating losses beginning in 2002 would not support any material increases in the salaries of our executives. Based on this analysis, the committee reapproved a salary of $600,000 for Mr. Anderson at the time it approved his employment agreement in September 2005. In October 2006, the committee reviewed a tally sheet showing Mr. Anderson’s total compensation for 2006. In addition, the committee had previously reviewed the August 1, 2005 Mercer report showing compensation of chief executive officers at public companies with annual revenues between $150 million and $250 million, as well as the Radford Salary Survey for U.S. Biotech Companies dated as of September 2006. The committee believes that, although CryoLife’s revenues are less than those of the companies surveyed in the Mercer report, the larger companies surveyed are nonetheless appropriate for peer comparisons of the company’s executive officers for several reasons. First, the larger companies reflect the complexity of our business better than would most companies with fewer revenues. Second, these companies are CryoLife’s primary competitors with respect to executive officer positions. And lastly, the larger companies used in the survey are more representative of CryoLife’s primary business competitors.

The committee unanimously determined to maintain Mr. Anderson’s 2006 salary at its $600,000 per year level. Despite CryoLife’s improved cash position, the committee determined that an increase in salary was unnecessary because, based on the committee’s review of the Radford survey and the Mercer report, Mr. Anderson’s cash compensation was relatively high compared to peer positions surveyed in those reports. The committee believed that this salary level should nonetheless be maintained, however, due to a number of factors, including:

•	Mr. Anderson’s relatively low level of long term compensation in relation to his peers;

•	the committee’s determination that Mr. Anderson’s performance, considered together with his unique knowledge and skills relative to the company, warranted that level of compensation; and

•	the committee’s belief that it was necessary to retain Mr. Anderson in his position.

The committee determined that this balance of relatively high salary versus relatively low long term compensation was appropriate given Mr. Anderson’s accumulated wealth represented by his holdings of CryoLife’s common stock acquired over the years. The committee further determined that Mr. Anderson’s total compensation was appropriately sized relative to the other executive officers of the company.

In February 2007, based on its review of an update to the Mercer report and the information previously cited, and consistent with its reasoning in 2006, the committee determined to maintain Mr. Anderson’s annual salary at $600,000.

Bonus

2006 Annual Performance-based Bonus

Mr. Anderson received a performance-based bonus for 2006 under the 2006 performance-based bonus plan, including the 2006 additional performance-based bonus, consisting of approximately $354,000 in cash and 27,520 unrestricted shares of CryoLife common stock, valued at approximately $236,000 as of the date the committee authorized payment of the bonus. He was eligible to receive a bonus under the plan with a value of up to approximately 94% of his base salary if CryoLife and Mr. Anderson attained maximum performance goals, plus between 5% and 15% of his annual salary if additional adjusted net income targets were met.

The performance-based bonus had three components by which CryoLife could measure Mr. Anderson’s performance:

•	a revenue target, with respect to which he was eligible to receive up to 27% of his base salary;

•	an adjusted net earnings target, calculated by adding back stock compensation expense to net earnings, with respect to which he was eligible to receive up to 52% of his base salary; and

•	a personal performance rating target, with respect to which he was eligible to receive up to 15% of his base salary.

Management developed these bonus levels at the committee’s request, and the committee approved them based on their subjective determinations regarding the appropriate levels of reward for Mr. Anderson with respect to the specified target levels of CryoLife performance. The committee also considered the makeup of Mr. Anderson’s total 2006 compensation package, in light of the information contained in the Mercer report and the 2006 Radford Salary Survey regarding peer group total compensation and balance between long-term and short-term compensation and cash and equity.

Mr. Anderson earned 16.6% of his base salary as a bonus as a result of CryoLife obtaining 2006 revenue of $81.3 million before deducting $196,000 of other revenues; he earned 52% of his base salary as a bonus as a result of CryoLife achieving 2006 net earnings of $365,000 before adjustment to add back $1.6 million in stock compensation expense; and he earned 15% of his base salary as a bonus as a result of the committee determining that his personal performance during 2006 had been excellent.

2006 Additional Performance-based Bonus

In addition to the primary performance-based bonus plan, Mr. Anderson was eligible to receive an additional 5% performance bonus if CryoLife’s adjusted net earnings, after adding back stock compensation expense equaled ($750,000) up to an additional 15% performance bonus if CryoLife’s adjusted net earnings, after adding back stock compensation expense, equaled or exceeded breakeven. Mr. Anderson received an additional performance-based bonus of 15% of his base salary for 2006 as a result of CryoLife’s adjusted net earnings performance, after adding back stock compensation expense. CryoLife paid this bonus of approximately $54,000 in cash and 4,200 unrestricted shares of CryoLife common stock valued at approximately $36,000 as of the date the bonus was paid.

2007 Annual Performance-based Bonus

On February 13, 2007, as part of the committee’s annual compensation evaluation, and based on management’s recommendations, the updated Mercer report on executive compensation and the factors discussed above with respect to 2006, the committee awarded Mr. Anderson the right to participate in CryoLife’s 2007 bonus program under the 2007 executive incentive plan. Pursuant to the 2007 program, Mr. Anderson is eligible to receive up to 36% of his annual salary if specified adjusted revenues targets are met, up to 39.7% of his annual salary if specified adjusted net income targets are met, and up to 15% of his annual salary depending upon his subjective personal performance rating. He is also eligible to earn an additional 10% to 20% of his annual salary if specified additional levels of adjusted net income are attained.

Equity Incentives

On February 21, 2006, the committee granted stock options to purchase 68,500 shares of CryoLife common stock to Mr. Anderson under the 2004 Employee Stock Incentive Plan. Also on February 21, 2006, the committee granted 11,500 shares of unrestricted CryoLife common stock to Mr. Anderson. The committee made these grants as part of the committee’s annual equity grants, which it generally makes at its first meeting of the year. The committee made the option grant pursuant to the 2004 plan and then standard option agreement, which provided for the exercise price to be the closing price of CryoLife’s common stock on the New York Stock Exchange on the date of grant, as well as a five year vesting period and five and one half year term. CryoLife believes that these vesting and other provisions provide employees with appropriate incentives to remain employed by us. The committee made the unrestricted stock grant pursuant to the 2004 plan and caused the stock to be vested immediately. The committee determined that the stock should be unrestricted to partially make up for the fact that CryoLife did not pay Mr. Anderson a cash bonus in 2006 for 2005.

Several factors influenced the size of the grants, including the committee’s determination that Mr. Anderson’s contribution during 2005 to CryoLife’s improved financial performance, cash position and tissue yields was deserving of a bonus, counterbalanced by the committee’s consensus that CryoLife’s cash position at that time did not support payment of a cash bonus. The committee also examined the stock option holdings of all executive officers at that time, including Mr. Anderson, and determined that a large portion of all of the executives’ options were so far out of the money that they were not serving their performance incentive purposes. As a result, the committee determined that equity grants should be approved for all executives, including Mr. Anderson, to remedy this shortcoming. The committee determined to grant options to purchase approximately 1% of the common shares outstanding to its top seven executives based in part on the recommendations and information contained in the Mercer report. The committee determined the relative balance between the size of the option and equity grants by referring to the Mercer report, which recommended an approximately three to one ratio of options to stock, based on value, with options assumed to have roughly half the value of an equivalent number of shares. The committee reviewed the accounting charges related to all February 2006 equity grants and determined that they were reasonable and appropriate in relation to the desirability of effecting the grants.

On May 4, 2006, the committee granted stock options to Mr. Anderson under the 2004 Employee Stock Incentive Plan to purchase 10,000 shares of common stock. The committee determined that Mr. Anderson should receive this special grant due to CryoLife’s excellent financial performance since the prior option grant in February 2006 and Mr. Anderson’s exemplary performance in connection with CryoLife’s review of strategic alternatives and stockholder relations. Mr. Anderson’s option was priced at the closing price of the common stock on May 4, 2006, vested immediately and has a five year term. The committee reviewed the accounting charge associated with the option and determined that it was reasonable and appropriate in relation to the desirability of effecting the grant of the option. Although it has historically been the committee’s practice to award Mr. Anderson an option in May, concurrently with option issuances to directors and on the same terms as the director grants, the committee has discontinued that practice beginning in 2007.

On February 14, 2007, the committee granted stock options to purchase 63,750 shares of CryoLife common stock to Mr. Anderson under the 1998 Long-Term Incentive Plan. Also on February 14, 2007, the committee granted 10,625 shares of restricted CryoLife common stock to Mr. Anderson. The committee made these grants as part of the committee’s annual equity grants, which it generally makes at its first meeting of the year. In connection with the option grant, the committee determined to revise the standard option agreement to provide for annual vesting at one-third per year over three years and a seven year term based on the committee’s subjective judgment and the recommendation of Mercer regarding customary practice. The committee set the exercise price at the average of the high and low prices of CryoLife’s common stock on the New York Stock Exchange on February 23, 2007, the date we lifted our blackout following our release of our 2006 earnings on February 20, 2007. The committee set the option exercise price in accordance with the terms of the plan and the committee’s policy regarding not pricing options at times when management is in possession of material nonpublic information. The committee believes that these vesting and other provisions provide employees with appropriate incentives to remain employed by us. The committee made the restricted stock grant pursuant to the 2004 Employee Stock Incentive Plan, with all of the stock to vest upon the third anniversary of the grant, subject to earlier termination in certain instances following termination of Mr. Anderson’s employment. The committee determined this vesting schedule in consultation with Mercer and believes that it provides the appropriate long-term incentive for continued employment. The committee determined the size of the grants with reference to the matters discussed above with respect to 2006 and the recommendations of management and Mercer. The committee reviewed the accounting charge associated with the grants and determined that it was reasonable and appropriate in relation to the desirability of effecting the grants.

Severance, Retirement and Change-in-Control Benefits

Pursuant to Mr. Anderson’s employment agreement, Mr. Anderson will receive certain compensation upon termination of his employment, other than for cause or upon death, and upon a change-in-control of CryoLife. The potential payments that could result under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 46.

In determining Mr. Anderson’s severance and change-in-control benefits the committee considered a number of factors, including the Mercer report’s review and analysis of his preexisting agreement and the discussion in the Mercer report of how the terms of the preexisting agreement related to those that Mercer believed were customary in the marketplace. After reviewing these analyses and considering what benefits were appropriate for Mr. Anderson given his importance to CryoLife, the committee approved the severance, retirement and change-in-control benefits contained in Mr. Anderson’s employment agreement. The committee particularly considered its belief, at that time, that a takeover attempt of CryoLife was a realistic possibility. The committee’s goal in determining appropriate change-in-control benefits was for Mr. Anderson to be comfortable enough with his treatment following a change-in-control that he would be able to address a potential takeover attempt without concern as to how it might negatively impact him personally, and would not feel the need to seek other employment due to his perception that a change-in-control could be imminent or would have a material negative impact on him. As a result, the committee determined that a change-in-control payment that was not conditioned on termination of employment was appropriate.

Life Insurance

Mr. Anderson is entitled to receive personal life insurance in an amount not to exceed two times his salary, although he has currently agreed to a cap of $350,000.

Perquisites

Mr. Anderson’s employment agreement provides that Mr. Anderson will receive the following:

•

Monthly car payments and auto expenses, dues and business-related expenses at specified private clubs, subject to a cap of 10% of Mr. Anderson’s base salary. Mr. Anderson received $5,100 in car payments in 2006 and reimbursed CryoLife for the incremental cost of all personal use of the specified private clubs other than the airline club.

•	Following termination of employment, reimbursement for all unused vacation days, which carry over from year to year without limitation, at the rate of $2,307 per day.

•

Following all termination events other than termination for cause and death, provision of major medical insurance benefits for Mr. Anderson and his spouse for the remainder of their lives, not to exceed $25,000 per year, increased by the Consumer Price Index using September 1, 2005 as the base date.

•

In the event of Mr. Anderson’s death, provision of major medical insurance benefits for Mr. Anderson’s spouse for the remainder of her life, not to exceed $25,000 per year, increased by the Consumer Price Index using September 1, 2005 as the base date.

The committee believes that these benefits are appropriate for CryoLife’s Chief Executive Officer, and that their cost to CryoLife is reasonable.

Total Compensation

After reviewing the information discussed above, including tally sheets, the Mercer report and the Radford Salary Survey, the committee has determined that Mr. Anderson’s total 2006 compensation was adequate to accomplish CryoLife’s business purposes of providing him with fair compensation for his services and incenting him to further CryoLife’s business objectives. The committee has also determined that Mr. Anderson’s total 2006 compensation was appropriate given CryoLife’s significantly improved performance in 2006 and Mr. Anderson’s exemplary performance.

David Ashley Lee, Executive Vice President, Chief Operating Officer and Chief Financial Officer

In September 2005 the Compensation Committee approved an employment agreement for Mr. Lee, subsequently amended in May 2006, as summarized below at “Employment Agreements” and “Potential Payments Upon Termination or Change-in-Control.” The primary elements of Mr. Lee’s compensation, including those contained in his employment agreement, are discussed below:

Salary

The committee set Mr. Lee’s salary at $340,000 in November 2004, based on Mr. Anderson’s recommendation and the committee’s subjective judgment in connection with its review of the 2004 Radford survey. In February 2005, the committee reconsidered Mr. Lee’s salary and determined to maintain it at $340,000. Although the committee’s consensus was that Mr. Lee’s performance was excellent and that he had been instrumental in CryoLife’s improved financial performance, the committee believed that CryoLife’s cash position at that time did not support an increase in Mr. Lee’s salary. The same result occurred in February 2006. Coupled with the committee’s decision, made for similar reasons, not to pay cash bonuses in 2006 for 2005, as discussed under “2006 Bonus Plan” above, and after consulting with Mr. Anderson, the committee determined to compensate Mr. Lee through equity grants, as discussed below. The committee based this decision in part on its review of the Mercer report and the 2005 Radford Salary Survey and on its conclusion based on that review that Mr. Lee’s mix of long-term versus short-term compensation and cash versus equity did not provide Mr. Lee with adequate long-term and equity incentives. In May 2006, Mr. Anderson and Mr. Lee informed the committee that Mr. Lee had received indications of interest from other employers and that an increase in his compensation was necessary to retain his services. At this point, the committee once again reconsidered Mr. Lee’s salary and determined to continue to maintain it at $340,000 due to CryoLife’s cash position; however, the committee approved a significant award of options to Mr. Lee at that time, as discussed below.

In February 2007, based on its review of an update to the Mercer report and the information previously cited, and consistent with its reasoning in 2006, the committee determined to maintain Mr. Lee’s annual salary at $340,000.

Bonus

2006 Annual Performance-based Bonus

Mr. Lee received a performance-based bonus for 2006 under the 2006 performance-based bonus plan, including the 2006 additional performance-based bonus, consisting of approximately $200,000 in cash and 15,594 unrestricted shares of CryoLife common stock valued at approximately $134,000 as of the date the committee authorized payment of the bonus. He was eligible to receive a bonus under the plan with a value of up to approximately 94% of his base salary if CryoLife and Mr. Lee attained maximum performance goals, plus between 5% and 15% of his annual salary if additional adjusted net income targets were met.

The performance-based bonus had three components by which CryoLife could measure Mr. Lee’s performance:

•	a revenue target, with respect to which he was eligible to receive up to 27% of his base salary;

•	an adjusted net earnings target, calculated by adding back stock compensation expense to net earnings, with respect to which he was eligible to receive up to 52% of his base salary; and

•	a personal performance rating target, with respect to which he was eligible to receive up to 15% of his base salary.

Management developed these bonus levels at the committee’s request, and the committee approved them, after consulting with Mr. Anderson, based on their subjective determinations regarding the appropriate levels of reward for Mr. Lee with respect to the specified target levels of CryoLife performance. The committee also considered the makeup of Mr. Lee’s total 2006 compensation package, in light of the information contained in the Mercer report and the 2006 Radford Salary Survey regarding peer group total compensation and balance between long-term and short-term compensation and cash and equity.

Mr. Lee earned 16.6% of his base salary as a bonus as a result of CryoLife obtaining 2006 revenue of $81.3 million before deducting $196,000 of other revenues; he earned 52% of his base salary as a bonus as a result of CryoLife achieving 2006 net earnings of $365,000 before adjustment to add back $1.6 million in stock compensation expense; and he earned 15% of his base salary as a bonus as a result of the committee determining that his personal performance during 2006 had been excellent.

2006 Additional Performance-based Bonus

In addition to the primary performance-based bonus plan, Mr. Lee was eligible to receive an additional 5% performance bonus if CryoLife’s adjusted net earnings, after adding back stock compensation expense, equaled ($750,000) up to an additional 15% performance bonus if CryoLife’s adjusted net earnings, after adding back stock compensation expense, equaled or exceeded breakeven. Mr. Lee received an additional performance-based bonus of 15% of his base salary for 2006 as a result of CryoLife’s adjusted net earnings performance, after adding back stock compensation expense. CryoLife paid this bonus of approximately $31,000 in cash and 2,380 unrestricted shares of CryoLife common stock valued at approximately $20,000 as of the date the bonus was paid.

2007 Annual Performance-based Bonus

On February 13, 2007, as part of the committee’s annual compensation evaluation, and based on management’s recommendations, the updated Mercer report on executive compensation and the factors discussed above with respect to 2006, the committee awarded Mr. Lee the right to participate in CryoLife’s 2007 bonus program under the 2007 Executive Incentive Plan. Pursuant to the 2007 program, Mr. Lee is eligible to receive up to 36% of his annual salary if specified adjusted revenues targets are met, up to 39.7% of his annual salary if specified adjusted net income targets are met, and up to 15% of his annual salary depending upon his subjective personal performance rating. He is also eligible to earn an additional 10% to 20% of his annual salary if specified additional levels of adjusted net income are attained.

Equity Incentives

On February 21, 2006, the committee granted stock options to purchase 43,000 shares of CryoLife common stock to Mr. Lee under the 2004 Employee Stock Incentive Plan. Also on February 21, 2006, the committee granted 7,000 shares of unrestricted CryoLife common stock to Mr. Lee. The committee made these grants as part of the committee’s annual equity grants, which it generally makes at its first meeting of the year. The committee made the option grant pursuant to the 2004 plan and then standard option agreement, which provided for the exercise price to be the closing price of CryoLife’s common stock on the New York Stock Exchange on the date of grant, as well as a five year vesting period and five and one half year term. CryoLife believes that these vesting and other provisions provide employees with appropriate incentives to remain employed by us. The committee made the unrestricted stock grant pursuant to the 2004 plan and caused the stock to be vested immediately. The committee determined that the stock should be unrestricted to partially make up for the fact that CryoLife did not pay Mr. Lee a cash bonus in 2006 for 2005.

Several factors influenced the size of the grants, including the committee’s determination that Mr. Lee’s contribution during 2005 to CryoLife’s improved financial performance, cash position and tissue yields was deserving of a bonus, counterbalanced by the committee’s consensus that CryoLife’s cash position at that time did not support payment of a cash bonus. The committee also examined the stock option holdings of all executive officers at that time, including Mr. Lee, and determined that a large portion of all of the executives’ options were so far out of the money that they were not serving their performance incentive purposes. As a result, the committee determined that equity grants should be approved for all executives, including Mr. Lee, to remedy this shortcoming. The committee determined to grant options to purchase approximately 1% of the common shares outstanding to its top seven executives based in part on the recommendations and information contained in the Mercer Report. The committee determined the relative balance between the size of the option and equity grants by referring to the Mercer report, which recommended an approximately three to one ratio of options to stock, based on value, with options assumed to have roughly half the value of an equivalent number of shares. The committee reviewed the accounting charges related to all February 2006 equity grants and determined that they were reasonable and appropriate in relation to the desirability of effecting the grants.

As discussed above, on May 4, 2006, the committee reconsidered Mr. Lee’s total compensation because management believed that Mr. Lee was being approached by other employers and that CryoLife would need to increase his total compensation in order to retain his services. As a result of this review, the committee granted stock options to Mr. Lee under the 2004 Employee Stock Incentive Plan to purchase 250,000 shares of CryoLife common stock. This additional grant was also motivated by the committee’s belief, based on discussions with Mr. Lee and review of peer information provided by Mr. Lee and CryoLife counsel, that Mr. Lee’s long-term compensation was significantly below that of his peers at other companies and that CryoLife was in danger of losing Mr. Lee if his long-term compensation was not increased substantially. The committee, after consulting with Mr. Anderson, determined the size and terms of the option grant. The committee based its decision on peer information provided to the committee by Mr. Lee and outside company counsel and the committee’s and Mr. Anderson’s subjective determination of what terms were necessary to ensure Mr. Lee’s continued employment with the company. The terms of the option were substantially the same as those of the February 2006 option grant except that the option will vest and become exercisable upon a change of control, as defined in Mr. Lee’s employment agreement, or if CryoLife terminates Mr. Lee other than for death, disability or cause, as defined in Mr. Lee’s employment agreement. The committee reviewed the accounting charges related to this option grant and determined that they were reasonable and appropriate in relation to the desirability of effecting the grant.

On February 14, 2007, the committee granted stock options to purchase 37,500 shares of CryoLife common stock to Mr. Lee under the 1998 Long-Term Incentive Plan. Also on February 14, 2007, the committee granted 6,250 shares of restricted CryoLife common stock to Mr. Lee. The committee made these grants as part of the committee’s annual equity grants, which it generally makes at its first meeting of the year. In connection with the option grant, the committee determined to revise the standard option agreement to provide for annual vesting at one-third per year over three years and a seven year term based on the committee’s subjective judgment and the recommendation of Mercer regarding customary practice. The committee set the exercise price at the average of the high and low prices of CryoLife’s common stock on the New York Stock Exchange on February 23, 2007, the date we lifted our blackout following our release of our 2006 earnings on February 20, 2007. The committee set the option exercise price in accordance with the terms of the plan and the committee’s policy regarding not pricing options at times when management is in possession of material nonpublic information. The committee believes that these vesting and other provisions provide employees with appropriate incentives to remain employed by us. The committee made the restricted stock grant pursuant to the 2004 Employee Stock Incentive Plan, with all of the stock to vest upon the third anniversary of the grant, subject to earlier termination in certain instances following termination of Mr. Lee’s employment. The committee determined this vesting schedule in consultation with Mercer and believes that it provides the appropriate long-term incentive for continued employment. The committee determined the size of the grants with reference to the matters discussed above with respect to 2006 and the recommendations of management and Mercer. The committee reviewed the accounting charge associated with the grants and determined that it was reasonable and appropriate in relation to the desirability of effecting the grants.

Severance and Change-in-Control Benefits

Pursuant to Mr. Lee’s employment agreement, Mr. Lee will receive certain compensation upon termination of his employment in specified instances and upon change in control of CryoLife. The potential payments that could result under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 46.

In determining Mr. Lee’s severance and change-in-control benefits the committee considered a number of factors, including the Mercer report’s review and analysis of his preexisting agreement and a discussion in the Mercer report of how the terms of the preexisting agreement related to those that Mercer believed were customary in the marketplace. After reviewing these analyses and considering of what benefits were appropriate for Mr. Lee given his importance to CryoLife, the committee approved the severance, retirement and change-in-control benefits contained in Mr. Lee’s employment agreement. The committee particularly considered its belief, at that time, that a takeover attempt of CryoLife was a realistic possibility. The committee’s goal in determining appropriate change-in-control benefits was for Mr. Lee to be comfortable enough with his treatment following a change-in-control that he would be able to address a potential takeover attempt without concern as to how it might negatively impact him personally, and would not feel the need to seek other employment due to his perception that a change-in-control could be imminent or would have a material negative impact on him. As a result, the committee determined that a change-in-control payment that was not conditioned on termination of employment was appropriate.

Perquisites

Mr. Lee’s employment agreement has no provision requiring the payment of perquisites. Although CryoLife paid Mr. Lee’s dues and business related expenses at certain private clubs in 2006, Mr. Lee reimbursed CryoLife for the incremental cost of all personal use of the private clubs other than the airline club.

Life Insurance

Mr. Lee is entitled to receive personal life insurance in an amount not to exceed two times his salary, up to a cap of $350,000. All CryoLife employees receive this same benefit, on the same terms.

Total Compensation

After reviewing the information discussed above, including tally sheets, the Mercer report and the Radford Salary Survey, the committee has determined that Mr. Lee’s total 2006 compensation was adequate to accomplish CryoLife’s business purposes of providing him with fair compensation for his services and incenting him to further CryoLife’s business objectives. The committee has also determined that Mr. Lee’s total 2006 compensation was appropriate given CryoLife’s significantly improved performance in 2006 and Mr. Lee’s exemplary performance.

Gerald B. Seery, Senior Vice President, Sales and Marketing

In November 2005, the Compensation Committee approved an employment agreement for Mr. Seery, as summarized below at “Employment Agreements” and “Potential Payments Upon Termination or Change-in-Control.” The primary elements of Mr. Seery’s compensation, including those contained in his employment agreement, are discussed below:

Salary

In November 2005, the committee ratified Mr. Seery’s salary of $250,000, which was provisionally set by Mr. Anderson in connection with Mr. Seery’s promotion to senior vice president of sales and marketing in October 2005. Mr. Seery had previously been receiving a salary of $250,000 in his position as vice president of international operations, and the committee concurred with Mr. Anderson’s belief that Mr. Seery would reject a lowered salary in connection with his position change. Mr. Anderson informed the committee that Mr. Seery’s performance as head of international operations had been exemplary and that a salary of $250,000 was necessary to retain Mr. Seery’s services. In February 2006, because of the committee’s belief, after consultation with Mr. Anderson, that retaining Mr. Seery’s services was integral to CryoLife’s achieving its 2006 sales objectives, the committee reconsidered Mr. Seery’s total compensation, including salary, in order to verify that it was set at a competitive level. The committee determined that Mr. Seery had not been in his new position long enough for the committee or management to adequately review his level of performance. As a result, coupled with the committee’s belief that CryoLife’s cash position at that time did not warrant salary increases, the committee determined not to increase Mr. Seery’s salary at that time. Coupled with the committee’s decision, made for similar reasons, not to pay cash bonuses in 2006 for 2005, as discussed under “2006 Bonus Plan” above, and after consulting with Mr. Anderson, the committee determined to compensate Mr. Seery through equity grants, as discussed below. The committee based this decision in part on its review of the Mercer report and the 2005 Radford Salary Survey and on its conclusion based on that review, that Mr. Seery’s mix of long-term versus short-term compensation and cash versus equity did not provide him with adequate long-term and equity incentives. As discussed below, because Mr. Seery’s performance would correlate so closely to CryoLife’s revenue performance, the committee determined to incent Mr. Seery in 2006 through a cash bonus tied directly to sales increases.

In February 2007, based on its review of an update to the Mercer report and the information previously cited, and consistent with its reasoning in 2006, the committee determined to maintain Mr. Seery’s annual salary at $250,000.

Bonus

2006 Annual Performance-based Bonus

Mr. Seery received a performance-based bonus for 2006 under the 2006 performance-based bonus plan, including the 2006 additional performance-based bonus, consisting of approximately $51,000 in cash and 3,960 unrestricted shares of CryoLife common stock valued at approximately $34,000 as of the date the committee authorized payment of the bonus. He was eligible to receive a bonus under the plan with a value of up to approximately 19% of his base salary if CryoLife and Mr. Seery attained the maximum performance goal, plus between 5% and 15% of his annual salary if additional adjusted net income targets were met.

The performance-based bonus had one component by which CryoLife could measure Mr. Seery’s performance, an adjusted net income target, after adding back stock compensation expense.

Mr. Seery’s 2006 bonus had a value equal to 19% of his base salary for 2006, and was awarded as a result of CryoLife achieving net income of $365,000 before adjustment to add back $1.6 million in stock compensation expense.

2006 Additional Performance-based Bonus

In addition to the primary performance-based bonus plan, Mr. Seery was eligible to receive an additional 5% performance bonus if CryoLife’s adjusted net earnings, after adding back stock compensation expense equaled ($750,000) up to an additional 15% performance bonus if CryoLife’s adjusted net earnings, after adding back stock compensation expense, equaled or exceeded breakeven. Mr. Seery received an additional performance-based bonus of 15% of his base salary for 2006 as a result of CryoLife’s adjusted net earnings performance, after adding back stock compensation expense. CryoLife paid this bonus of approximately $23,000 in cash and 1,750 unrestricted shares of CryoLife common stock valued at approximately $15,000 as of the date the bonus was paid.

2007 Annual Performance-based Bonus

On February 13, 2007, as part of the committee’s annual compensation evaluation, and based on management’s recommendations, the updated Mercer report on executive compensation, the committee’s determination to terminate Mr. Seery’s quarterly commission plan and the factors discussed above with respect to 2006, the committee awarded Mr. Seery the right to participate in CryoLife’s 2007 bonus program under the 2007 executive incentive plan. Pursuant to the 2007 program, Mr. Seery is eligible to receive up to 26.3% of his annual salary if specified adjusted revenues targets are met, up to 17.4% of his annual salary if specified adjusted net income targets are met, and up to 8.8% of his annual salary depending upon his subjective personal performance rating. He is also eligible to earn an additional 10% to 20% of his annual salary if specified additional levels of adjusted net income are attained.

2006 Quarterly Commission Plan for Mr. Seery

On February 21, 2006, the committee approved a sales commission plan for Mr. Seery which was effective as of January 1, 2006. Under this plan, Mr. Seery received a quarterly cash payment equal to 0.50% of any increase in net revenues from the sale of CryoLife’s products and services for the quarter, as compared to the same quarter in 2005. As discussed above, because Mr. Seery’s performance would so closely correlate with increased revenues, and because by their nature the increased revenues would generally result in increased cash flow, the committee determined that it was appropriate to provide Mr. Seery with this cash incentive. Mr. Anderson recommended the size of the bonus basing his recommendation on a similar compensation program that had been in place for Mr. Seery when Mr. Seery headed up CryoLife’s European operations. Because of this quarterly commission plan, Mr. Seery’s 2006 performance-based bonus described above did not include a revenue-based or personal performance component. Under this commission plan, Mr. Seery received a cash payment of approximately $61,000 based on quarter over quarter revenue increases in 2006. In February 2007, based on management’s recommendation and the committee’s determination that it was appropriate to standardize bonus arrangements among executive officers, the committee determined to include Mr. Seery in all components of the 2007 bonus plan, including the adjusted revenue and personal performance components, and terminated his quarterly commission plan, effective January 1, 2007.

Equity Incentives

On February 21, 2006, the committee granted stock options to purchase 21,500 shares of CryoLife common stock to Mr. Seery under the 2004 Employee Stock Incentive Plan. Also on February 21, 2006, the committee granted 3,500 shares of unrestricted CryoLife common stock to Mr. Seery. The committee made these grants as part of the committee’s annual equity grants, which it generally makes at its first meeting of the year. The committee made the option grant pursuant to the 2004 plan and then standard option agreement, which provided for the exercise price to be the closing price of CryoLife’s common stock on the New York Stock Exchange on the date of grant, as well as a five year vesting period and five and one half year term. CryoLife believes that these vesting and other provisions provide employees with appropriate incentives to remain employed by us. The committee made the unrestricted stock grant pursuant to the 2004 plan and caused the stock to be vested immediately. The committee determined that the stock should be unrestricted to partially make up for the fact that CryoLife did not pay Mr. Seery a cash bonus in 2006 for 2005.

Several factors influenced the size of the grants, including the committee’s determination that Mr. Seery’s contribution during 2005 to CryoLife’s improved operational performance was deserving of a bonus, counterbalanced by the committee’s consensus that CryoLife’s cash position at that time did not support payment of a cash bonus. The committee also examined the stock option holdings of all executive officers at that time, including Mr. Seery, and determined that a large portion of all of the executives’ options were so far out of the money that they were not serving their performance incentive purposes. As a result, the committee determined that equity grants should be approved for all executives, including Mr. Seery, to remedy this shortcoming. The committee determined to grant options to purchase approximately 1% of the common shares outstanding to its top seven executives based in part on the recommendations and information contained in the Mercer Report. The committee determined the relative balance between the size of the option and equity grants by referring to the Mercer report, which recommended an approximately three to one ratio of options to stock, based on value, with options assumed to have roughly half the value of an equivalent number of shares. The committee reviewed the accounting charges related to all February 2006 equity grants and determined that they were reasonable and appropriate in relation to the desirability of effecting the grants.

On August 1, 2006, the committee granted stock options under the 1998 Long-Term Incentive Plan to purchase 100,000 shares of common stock to Mr. Seery, to be effective on August 7, 2006. The option’s terms were substantially similar to those granted in February 2006, except that, pursuant to the 1998 plan, the option exercise price was equal to the mean of the high and low reported sales prices for CryoLife common stock on the New York Stock Exchange on August 7, 2006. The committee chose this date to allow at least two business days to pass following CryoLife’s release of its quarterly earnings information on August 3, 2006. The committee approved this grant upon the recommendation of Mr. Anderson, based on Mr. Anderson’s belief that an additional grant at this level was necessary to retain Mr. Seery. This grant was a continuation of the committee’s efforts, begun with Mr. Lee in May of 2006, to ensure that key personnel were properly compensated and incented to ensure their continued employment with CryoLife. The committee reviewed the accounting charge related to this grant and determined that it was reasonable and appropriate in relation to the desirability of effecting the grant.

On February 14, 2007, the committee granted stock options to purchase 22,500 shares of CryoLife common stock to Mr. Seery under the 1998 Long-Term Incentive Plan. Also on February 14, 2007, the committee granted 3,750 shares of restricted CryoLife common stock to Mr. Seery. The committee made these grants as part of the committee’s annual equity grants, which it generally makes at its first meeting of the year. In connection with the option grant, the committee determined to revise the standard option agreement to provide for annual vesting at one-third per year over three years and a seven year term based on the committee’s subjective judgment and the recommendation of Mercer regarding customary practice. The committee set the exercise price at the average of the high and low prices of CryoLife’s common stock on the New York Stock Exchange on February 23, 2007, the date we lifted our blackout following our release of our 2006 earnings on February 20, 2007. The committee set the option exercise price in accordance with the terms of the plan and the committee’s policy regarding not pricing options at times when management is in possession of material nonpublic information. The committee believes that these vesting and other provisions provide employees with appropriate incentives to remain employed by us. The committee made the restricted stock grant pursuant to the 2004 Employee Stock Incentive Plan, with all of the stock to vest upon the third anniversary of the grant, subject to earlier termination in certain instances following termination of Mr. Seery’s employment. The committee determined this vesting schedule in consultation with Mercer and believes that it provides the appropriate long-term incentive for continued employment. The committee determined the size of the grants with reference to the matters discussed above with respect to 2006 and the recommendations of management and Mercer. The committee reviewed the accounting charge associated with the grants and determined that it was reasonable and appropriate in relation to the desirability of effecting the grants.

Severance and Change-in-Control Benefits

Pursuant to Mr. Seery’s employment agreement, Mr. Seery will receive certain compensation upon termination of his employment in specified instances and upon change in control of CryoLife. The potential payments that could result under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 46.

The committee approached Mr. Seery’s severance and change-in-control payments from the standpoint of its desire to provide him with benefits similar to those provided to Mr. Lee. The committee particularly considered its belief, at that time, that a takeover attempt of CryoLife was a realistic possibility. The committee’s goal in determining appropriate severance and change-in-control benefits was for Mr. Seery to be comfortable enough with his treatment following a change-in-control that he would not feel the need to seek other employment due to his perception that a change-in-control could be imminent or would have a material negative impact on him. As a result, the committee determined that providing for a change-in-control payment in Mr. Seery’s employment agreement that was not conditioned on termination of employment was appropriate.

Perquisites

Mr. Seery’s employment agreement has no provision requiring the payment of perquisites. Although CryoLife paid Mr. Seery’s dues and business related expenses at certain private clubs in 2006, Mr. Seery reimbursed CryoLife for the incremental cost of all personal use of the private clubs other than the airline club.

Life Insurance

Mr. Seery is entitled to receive personal life insurance in an amount not to exceed two times his salary, up to a cap of $350,000. All CryoLife employees receive this same benefit, on the same terms.

Expatriate Tax Payment

Mr. Seery received a reimbursement of approximately $66,000 in 2006 for tax liability as a result of Mr. Seery’s employment by CryoLife outside of the United States in prior years. The committee approved this payment arrangement in order to incent Mr. Seery to accept the assignment overseas by offsetting the estimated increased tax liability Mr. Seery would incur as a result of his service abroad to CryoLife.

Total Compensation

After reviewing the information discussed above, including tally sheets, the Mercer report and the Radford Salary Survey, the committee has determined that Mr. Seery’s total 2006 compensation was adequate to accomplish CryoLife’s business purposes of providing Mr. Seery with fair compensation for his services and incenting him to further CryoLife’s business objectives. The committee has also determined that Mr. Seery’s total 2006 compensation was appropriate given CryoLife’s significantly improved performance in 2006 and Mr. Seery’s exemplary performance.

Albert E. Heacox, Ph.D., Senior Vice President, Research and Development

In May 2006 the Compensation Committee approved an employment agreement for Dr. Heacox, as summarized below at “Employment Agreements” and “Potential Payments Upon Termination or Change-in-Control.” The primary elements of Dr. Heacox’s compensation, including those contained in his employment agreement, are discussed below:

Salary

The committee set Dr. Heacox’s salary at approximately $266,000 in February 2005, based on Mr. Anderson’s recommendation and the committee’s subjective judgment after reviewing the 2004 Radford salary survey, Dr. Heacox’s performance reviews and his cash compensation and stock option grant history. In February 2006, the committee reconsidered Dr. Heacox’s salary and determined to maintain it at approximately $266,000. Although the committee’s consensus was that Dr. Heacox’s 2005 performance exceeded expectations and that he had been instrumental in CryoLife’s improved operational performance, the committee believed that CryoLife’s cash position at that time did not support an increase in Dr. Heacox’s salary. Coupled with the committee’s decision, made for similar reasons, not to pay cash bonuses in 2006 for 2005, as discussed under “2006 Bonus Plan” above, and after consulting with Mr. Anderson, the committee determined to compensate Dr. Heacox through equity grants, as discussed below. The committee based this decision in part on its review of the Mercer report and the 2005 Radford Salary Survey and on its conclusion based on that review, that Dr. Heacox’s mix of long-term versus short-term compensation and cash versus equity did not provide him with adequate long-term and equity incentives.

In February 2007, based on its review of an update to the Mercer report and the information previously cited, and consistent with its reasoning in 2006, the committee determined to maintain Dr. Heacox’s annual salary at approximately $266,000.

Bonus

2006 Annual Performance-based Bonus

Dr. Heacox received a performance-based bonus for 2006 under the 2006 performance-based bonus plan, including the 2006 additional performance-based bonus, consisting of approximately $100,000 in cash and 7,775 unrestricted shares of CryoLife common stock valued at approximately $67,000 as of the date the committee authorized payment of the bonus. He was eligible to receive a bonus under the plan with a value of up to 54.7% of his base salary if CryoLife and Dr. Heacox attained maximum performance goals, plus between 5% and 15% of his annual salary if additional adjusted net income targets were met.

The performance-based bonus had three components by which CryoLife could measure Dr. Heacox’s performance:

•	a revenue target, with respect to which he was eligible to receive up to 16% of his base salary;

•	an adjusted net earnings target, calculated by adding back stock compensation expense to net earnings, with respect to which he was eligible to receive up to 30% of his base salary; and

•	a personal performance rating target, with respect to which he was eligible to receive up to 8.7% of his base salary.

Dr. Heacox earned 9.7% of his base salary as a bonus as a result of CryoLife obtaining 2006 revenue of $81.3 million before deducting $196,000 of other revenues; he earned 30% of his base salary as a bonus as a result of CryoLife achieving 2006 net earnings of $365,000 before adjustment to add back $1.6 million in stock compensation expense; and he earned 7.9% of his base salary as a bonus as a result of the committee determining that his personal performance during 2006 had exceeded expectations.

2006 Additional Performance-based Bonus

In addition to the primary performance-based bonus plan, Dr. Heacox was eligible to receive an additional 5% performance bonus if CryoLife’s adjusted net earnings, after adding back stock compensation expense, equaled ($750,000) up to an additional 15% performance bonus if CryoLife’s adjusted net earnings, after adding back stock compensation expense, equaled or exceeded breakeven. Dr. Heacox received an additional performance-based bonus of 15% of his base salary for 2006 as a result of CryoLife’s adjusted net earnings performance, after adding back stock compensation expense. CryoLife paid this bonus of approximately $24,000 in cash and 1,860 unrestricted shares of CryoLife common stock valued at approximately $16,000 as of the date the bonus was paid.

2007 Annual Performance-based Bonus

On February 13, 2007, as part of the committee’s annual compensation evaluation, and based on management’s recommendations, the updated Mercer report on executive compensation and the factors discussed above with respect to 2006, the committee awarded Dr. Heacox the right to participate in CryoLife’s 2007 bonus program under the 2007 executive incentive plan. Pursuant to the 2007 program, Dr. Heacox is eligible to receive up to 21% of his annual salary if specified adjusted revenues targets are met, up to 23.1% of his annual salary if specified adjusted net income targets are met, and up to 8.8% of his annual salary depending upon his subjective personal performance rating. He is also eligible to earn an additional 10% to 20% of his annual salary if specified additional levels of adjusted net income are attained.

Equity Incentives

On February 21, 2006, the committee granted stock options to purchase 25,750 shares of CryoLife common stock to Dr. Heacox under the 2004 Employee Stock Incentive Plan. Also on February 21, 2006, the committee granted 4,250 shares of unrestricted CryoLife common stock to Dr. Heacox. The committee made these grants as part of the committee’s annual equity grants, which it generally makes at its first meeting of the year. The committee made the option grant pursuant to the 2004 plan and then standard option agreement, which provided for the exercise price to be the closing price of CryoLife’s common stock on the New York Stock Exchange on the date of grant, as well as a five year vesting period and a five and one half year term. CryoLife believes that these vesting and other provisions provide employees with appropriate incentives to remain employed by us. The committee made the unrestricted stock grant pursuant to the 2004 plan and caused the stock to be vested immediately. The committee determined that the stock should be unrestricted to partially make up for the fact that CryoLife did not pay Dr. Heacox a cash bonus in 2006 for 2005.

Several factors influenced the size of the grants, including the committee’s determination that Dr. Heacox’s contribution during 2005 to CryoLife’s improved operational performance was deserving of a bonus, counterbalanced by the committee’s consensus that CryoLife’s cash position at that time did not support payment of a cash bonus. The committee also examined the stock option holdings of all executive officers at that time, including Dr. Heacox, and determined that a large portion of all of the executives’ options were so far out of the money that they were not serving their performance incentive purposes. As a result, the committee determined that equity grants should be approved for all executives, including Dr. Heacox, to remedy this shortcoming. The committee determined to grant options to purchase approximately 1% of the common shares outstanding to its top seven executives based in part on the recommendations and information contained in the Mercer Report. The committee determined the relative balance between the size of the option and equity grants by referring to the Mercer report, which recommended an approximately three to one ratio of options to stock, based on value, with options assumed to have roughly half the value of an equivalent number of shares. The committee reviewed the accounting charges related to all February 2006 equity grants and determined that they were reasonable and appropriate in relation to the desirability of effecting the grants.

On August 1, 2006, the committee granted stock options to Dr. Heacox under the 1998 Long-Term Incentive Plan to purchase 50,000 shares of common stock, to be effective on August 7, 2006, in keeping with the committee’s stock option grant policy. The option’s terms were substantially similar to those granted in February 2006, except that, pursuant to the 1998 plan, the option exercise price was equal to the mean of the high and low reported sale prices for CryoLife’s common stock on the New York Stock Exchange on August 7, 2006. This committee chose this date to allow at least two business days to pass following CryoLife’s release of its quarterly earnings information on August 3, 2006. The committee approved this grant upon the recommendation of Mr. Anderson, based on Mr. Anderson’s belief that an additional grant at this level was necessary to retain Dr. Heacox. This grant was a continuation of the committee’s efforts, begun with Mr. Lee in May of 2006, to ensure that key personnel were properly compensated and incented to ensure their continued employment with CryoLife. The committee reviewed the accounting charge related to this grant and determined that it was reasonable and appropriate in relation to the desirability of effecting the grant.

On February 14, 2007, the committee granted stock options to purchase 22,500 shares of CryoLife common stock to Dr. Heacox under the 1998 Long-Term Incentive Plan. Also on February 14, 2007, the committee granted 3,750 shares of restricted CryoLife common stock to Dr. Heacox. The committee made these grants as part of the committee’s annual equity grants, which it generally makes at its first meeting of the year. In connection with the option grant, the committee determined to revise the standard option agreement to provide for annual vesting at one-third per year over three years and a seven year term based on the committee’s subjective judgment and the recommendation of Mercer regarding customary practice. The committee set the exercise price at the average of the high and low prices of CryoLife’s common stock on the New York Stock Exchange on February 23, 2007, the date we lifted our blackout following our release of our 2006 earnings on February 20, 2007. The committee set the option exercise price in accordance with the terms of the plan and the committee’s policy regarding not pricing options at times when management is in possession of material nonpublic information. The committee believes that these vesting and other provisions provide employees with appropriate incentives to remain employed by us. The committee made the restricted stock grant pursuant to the 2004 Employee Stock Incentive Plan, with all of the stock to vest upon the third anniversary of the grant, subject to earlier termination in certain instances following termination of Dr. Heacox’s employment. The committee determined this vesting schedule in consultation with Mercer and believes that it provides the appropriate long-term incentive for continued employment. The committee determined the size of the grants with reference to the matters discussed above with respect to 2006 and the recommendations of management and Mercer. The committee reviewed the accounting charge associated with the grants and determined that it was reasonable and appropriate in relation to the desirability of effecting the grants.

Severance and Change-in-Control Benefits

Pursuant to Dr. Heacox’s employment agreement, Dr. Heacox will receive certain compensation upon termination of his employment in specified instances. The potential payments that could result under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 46.

The committee approached Dr. Heacox’s severance and change-in-control payments from the standpoint of its desire to provide him with benefits similar to those of Mr. Lee, but more appropriate for his position, while providing a more typical change-in-control payment conditioned upon termination of employment.

Perquisites

Dr. Heacox’s employment agreement has no provision requiring the payment of perquisites, and he received none in 2006 other than an airline club membership.

Life Insurance

Dr. Heacox is entitled to receive personal life insurance in an amount not to exceed two times his salary, up to a cap of $350,000. All CryoLife employees receive this same benefit, on the same terms.

Total Compensation

After reviewing the information discussed above, including tally sheets, the Mercer report and the Radford Salary Survey, the committee has determined that Dr. Heacox’s total 2006 compensation was adequate to accomplish CryoLife’s business purposes of providing him with fair compensation for his services and incenting him to further CryoLife’s business objectives. The committee has also determined that Dr. Heacox’s total 2006 compensation was appropriate given CryoLife’s significantly improved performance in 2006 and Dr. Heacox’s exemplary performance.

David M. Fronk, Vice President, Regulatory Affairs and Quality Assurance

In May 2006 the Compensation Committee approved an employment agreement for Mr. Fronk, as summarized below at “Employment Agreements” and “Potential Payments Upon Termination or Change-in-Control.” The primary elements of Mr. Fronk’s compensation, including those contained in his employment agreement, are discussed below:

Salary

The committee set Mr. Fronk’s salary at $240,000 in February 2005, based on Mr. Anderson’s recommendation and the committee’s subjective judgment that his salary should be brought more in line with those of the other executives after reviewing the 2004 Radford salary survey, Mr. Fronk’s performance reviews and his cash compensation and stock option grant history. In February 2006, the committee reconsidered Mr. Fronk’s salary and determined to maintain it at $240,000. Although the committee’s consensus was that Mr. Fronk’s 2005 performance exceeded expectations and that he had been instrumental in CryoLife’s improved operational performance, the committee believed that CryoLife’s cash position at that time did not support an increase in Mr. Fronk’s salary. Coupled with the committee’s decision, made for similar reasons, not to pay cash bonuses in 2006 for 2005, as discussed under “2006 Bonus Plan” above, and after consulting with Mr. Anderson, the committee determined to compensate Mr. Fronk through equity grants, as discussed below. The committee based this decision in part on its review of the Mercer report and the 2005 Radford Salary Survey and on its conclusion based on that review, that Mr. Fronk’s mix of long-term versus short-term compensation and cash versus equity did not provide him with adequate long-term and equity incentives.

In February 2007, based on its review of an update to the Mercer report and the information previously cited, and consistent with its reasoning in 2006, the committee determined to maintain Mr. Fronk’s annual salary at $240,000.

Bonus

2006 Annual Performance-based Bonus

Mr. Fronk received a performance-based bonus for 2006 under the 2006 performance-based bonus plan, including the 2006 additional performance-based bonus, consisting of approximately $81,000 in cash and 6,302 unrestricted shares of CryoLife common stock valued at approximately $54,000 as of the date the committee authorized payment of the bonus. He was eligible to receive a bonus under the plan with a value of up to 46.8% of his base salary if CryoLife and Mr. Fronk attained maximum performance goals, plus between 5% and 15% of his annual salary if additional adjusted net income targets were met.

The performance-based bonus had three components by which CryoLife could measure Mr. Fronk’s performance:

•	a revenue target, with respect to which he was eligible to receive up to 13.5% of his base salary;

•	an adjusted net earnings target, calculated by adding back stock compensation expense to net earnings, with respect to which he was eligible to receive up to 25.8% of his base salary; and

•	a personal performance rating target, with respect to which he was eligible to receive up to 7.5% of his base salary.

Mr. Fronk earned 8.3% of his base salary as a bonus as a result of CryoLife obtaining 2006 revenue of $81.3 million before deducting $196,000 of other revenues; he earned 25.8% of his base salary as a bonus as a result of CryoLife achieving 2006 net earnings of $365,000 before adjustment to add back $1.6 million in stock compensation expense; and he earned 7.1% of his base salary as a bonus because the committee determined that his personal performance during 2006 had exceeded expectations.

2006 Additional Performance-based Bonus

In addition to the primary performance-based bonus plan, Mr. Fronk was eligible to receive an additional 5% performance bonus if CryoLife’s adjusted net earnings, after adding back stock compensation expense, equaled ($750,000) up to an additional 15% performance bonus if CryoLife’s adjusted net earnings, after adding back stock compensation expense, equaled or exceeded breakeven. Mr. Fronk received an additional performance-based bonus of 15% of his base salary for 2006 as a result of CryoLife’s adjusted net earnings performance, after adding back stock compensation expense. CryoLife paid this bonus of approximately $22,000 in cash and 1,680 unrestricted shares of CryoLife common stock valued at approximately $14,000 as of the date the bonus was paid.

2007 Annual Performance-based Bonus

On February 13, 2007, as part of the committee’s annual compensation evaluation, and based on management’s recommendations, the updated Mercer report on executive compensation and the factors discussed above with respect to 2006, the committee awarded Mr. Fronk the right to participate in CryoLife’s 2007 bonus program under the 2007 executive incentive plan. Pursuant to the 2007 program, Mr. Fronk is eligible to receive up to 18% of his annual salary if specified adjusted revenues targets are met, up to 19.8% of his annual salary if specified adjusted net income targets are met, and up to 7.5% of his annual salary depending upon his subjective personal performance rating. He is also eligible to earn an additional 10% to 20% of his annual salary if specified additional levels of adjusted net income are attained.

Equity Incentives

On February 21, 2006, the committee granted stock options to purchase 17,200 shares of CryoLife common stock to Mr. Fronk under the 2004 Employee Stock Incentive Plan. Also on February 21, 2006, the committee granted 2,800 shares of unrestricted CryoLife common stock to Mr. Fronk. The committee made these grants as part of the committee’s annual equity grants, which it generally makes at its first meeting of the year. The committee made the option grant pursuant to the 2004 plan and then standard option agreement, which provided for the exercise price to be the closing price of CryoLife’s common stock on the New York Stock Exchange on the date of grant, as well as a five year vesting period and a five and one half year term. Cryolife believes that these vesting and other provisions provide employees with appropriate incentives to remain employed by us. The committee made the unrestricted stock grant pursuant to the 2004 plan and caused the stock to be vested immediately. The committee determined that the stock should be unrestricted to partially make up for the fact that CryoLife did not pay Mr. Fronk a cash bonus in 2006 for 2005.

Several factors influenced the size of the grants, including the committee’s determination that Mr. Fronk’s contribution during 2005 to CryoLife’s improved operational performance was deserving of a bonus, counterbalanced by the committee’s consensus that CryoLife’s cash position at that time did not support payment of a cash bonus. The committee also examined the stock option holdings of all executive officers at that time, including Mr. Fronk, and determined that a large portion of all the executives’ options were so far out of the money that they were not serving their performance incentive purposes. As a result, the committee determined that equity grants should be approved for all executives, including Mr. Fronk, to remedy this shortcoming. The committee determined to grant options to purchase approximately 1% of the common shares outstanding to its top seven executives based in part on the recommendations and information contained in the Mercer Report. The committee determined the relative balance between the size of the option and equity grants by referring to the Mercer report, which recommended an approximately three to one ratio of options to stock, based on value, with options assumed to have roughly half the value of an equivalent number of shares. The committee reviewed the accounting charges related to all February 2006 equity grants and determined that they were reasonable and appropriate in relation to the desirability of effecting the grants.

On August 1, 2006, the committee granted stock options to Mr. Fronk under the 1998 Long-Term Incentive Plan to purchase 50,000 shares of common stock, to be effective on August 7, 2006, in keeping with the committee’s stock option grant policy. The option’s terms were substantially similar to those granted in February 2006, except that, pursuant to the 1998 plan, the option exercise price was equal to the mean of the high and low reported sale prices for CryoLife’s common stock on the New York Stock Exchange on August 7, 2006. The committee chose this date to allow at least two business days to pass following CryoLife’s release of its quarterly earnings information on August 3, 2006. The committee approved this grant upon the recommendation of Mr. Anderson, based on Mr. Anderson’s belief that an additional grant at this level was necessary to retain Mr. Fronk. This grant was a continuation of the committee’s efforts, begun with Mr. Lee in May of 2006, to ensure that key personnel were properly compensated and incented to ensure their continued employment with CryoLife. The committee reviewed the accounting charge related to this grant and determined that it was reasonable and appropriate in relation to the desirability of effecting the grant.

On February 14, 2007, the committee granted stock options to purchase 15,000 shares of CryoLife common stock to Mr. Fronk under the 1998 Long-Term Incentive Plan. Also on February 14, 2007, the committee granted 2,500 shares of restricted CryoLife common stock to Mr. Fronk. The committee made these grants as part of the committee’s annual equity grants, which it generally makes at its first meeting of the year. In connection with the option grant, the committee determined to revise the standard option agreement to provide for annual vesting at one-third per year over three years and a seven year term based on the committee’s subjective judgment and the recommendation of Mercer regarding customary practice. The committee set the exercise price at the average of the high and low prices of CryoLife’s common stock on the New York Stock Exchange on February 23, 2007, the date we lifted our blackout following our release of our 2006 earnings on February 20, 2007. The committee set the option exercise price in accordance with the terms of the plan and the committee’s policy regarding not pricing options at times when management is in possession of material nonpublic information. The committee believes that these vesting and other provisions provide employees with appropriate incentives to remain employed by us. The committee made the restricted stock grant pursuant to the 2004 Employee Stock Incentive Plan, with all of the stock to vest upon the third anniversary of the grant, subject to earlier termination in certain instances following termination of Mr. Fronk’s employment. The committee determined this vesting schedule in consultation with Mercer and believes that it provides the appropriate long-term incentive for continued employment. The committee determined the size of the grants with reference to the matters discussed above with respect to 2006 and the recommendations of management and Mercer. The committee reviewed the accounting charge associated with the grants and determined that it was reasonable and appropriate in relation to the desirability of effecting the grants.

Severance and Change-in-Control Benefits

Pursuant to Mr. Fronk’s employment agreement, Mr. Fronk will receive certain compensation upon termination of his employment in certain instances. The potential payments that could result under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 46.

The committee approached Mr. Fronk’s severance and change-in-control payments from the standpoint of its desire to provide him with benefits similar to those of Mr. Lee, but more appropriate for his position, while providing a more typical change-in-control payment conditioned upon termination of employment.

Perquisites

Mr. Fronk’s employment agreement has no provision requiring the payment of perquisites, and he received none in 2006.

Life Insurance

Mr. Fronk is entitled to receive personal life insurance in an amount not to exceed two times his salary, up to a cap of $350,000. All CryoLife employees receive this same benefit, on the same terms.

Total Compensation

After reviewing the information discussed above, including tally sheets, the Mercer report and the Radford Salary Survey, the committee has determined that Mr. Fronk’s total 2006 compensation was adequate to accomplish CryoLife’s business purposes of providing Mr. Fronk with fair compensation for his services and incenting him to further CryoLife’s business objectives. The committee has also determined that Mr. Fronk’s total 2006 compensation was appropriate given CryoLife’s significantly improved performance in 2006 and Mr. Fronk’s exemplary performance.

CONCLUSION

The committee believes that the mix of compensation elements discussed above represents a balance that has motivated and will continue to motivate CryoLife’s management team to produce the best results possible given current regulatory and market challenges, overall economic conditions and the difficulty of predicting CryoLife’s performance in the short term. The committee will continue to evaluate all elements of compensation on at least an annual basis, however, to ensure that compensation remains competitive and fair, in light of all relevant factors, and that CryoLife’s compensation programs continue to provide appropriate incentives to further CryoLife’s overall compensation and business objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion & Analysis with management. In reliance on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2006, and CryoLife’s 2006 proxy statement on Schedule 14A, for filing with the Securities and Exchange Commission. This Report is not deemed “filed” with the Commission and will not be incorporated by reference into any future document that otherwise incorporates this proxy statement.

COMPENSATION COMMITTEE:

RONALD C. ELKINS, M.D., CHAIRMAN THOMAS F. ACKERMAN JOHN M. COOK

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)		Change in pension value and non-qualified deferred compensation earnings ($)		All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)		(i)		(j)
Steven G. Anderson Chairman of the Board of Directors, President, and Chief Executive Officer	2006	$600,000	$54,006	$284,721	$75,351	$299,780	(4)	$400,520	(6)	$4,100	(7)	$1,718,478

David Ashley Lee Executive Vice President, Chief Operating Officer, and Chief Financial Officer	2006	$340,000	$30,603	$163,391	$118,225	$169,876	(4)	—		$4,400	(8)	$826,495

Gerald B. Seery Senior Vice President, Sales and Marketing	2006	$250,000	—	$48,812	$52,102	$112,307	(5)	—		$69,777	(9)	$532,998

Albert E. Heacox, Ph.D. Senior Vice President, Research and Development	2006	$265,650	$12,560	$84,694	$34,193	$87,401	(4)	—		$4,400	(10)	$488,898

David M. Fronk Vice President, Regulatory Affairs and Quality Assurance	2006	$240,000	$10,261	$65,908	$33,940	$70,756	(4)	—		$4,400	(10)	$425,265

(1)	These amounts represent the cash portion of the personal performance component of the award that we made pursuant to the 2006 Performance-Based Bonus Plan, which we paid in February 2007. We paid the personal performance component of the bonus award 60% in cash and 40% in stock, with the stock valued at $8.57 per share, the closing price of our common stock on February 13, 2007. Mr. Seery did not participate in the personal performance component of the 2006 Performance-Based Bonus Plan due to his participation in a quarterly commission plan, which is discussed further at “2006 Quarterly Commission Plan for Mr. Seery” under “Compensation Discussion & Analysis” on page 26.

(2)	These amounts represent the expense we recognized for financial statement reporting purposes, in accordance with SFAS 123(R), with respect to the 2006 fiscal year for the fair value of the stock awards granted in 2006 and the stock awards issued under the 2006 Performance-Based Bonus Plan. All of the stock was valued at the closing price of the CryoLife common stock on the date the stock was approved for issuance. See Note 11 of the Notes to Consolidated Financial Statements filed with CryoLife’s annual report on Form 10-K for the year ended December 31, 2006 for assumptions we used in valuing the stock awards. We paid the bonus award under the 2006 Performance-Based Bonus Plan 60% in cash and 40% in stock, with the with the stock valued at $8.57 per share, the closing price of our common stock on February 13, 2007. See “Grants of Plan-Based Awards” at page 36 for information on awards made in 2006.
(3)	These amounts reflect the SFAS 123(R) expense we incurred in 2006 for all outstanding options for which we incurred expense in 2006. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No forfeitures for the above named officers occurred during CryoLife’s 2006 fiscal year. See Note 11 of the Notes to Consolidated Financial Statements filed with CryoLife’s annual report on Form 10-K for the year ended December 31, 2006 for assumptions we used in valuing the option awards. These amounts reflect our accounting expense for these awards, and do not necessarily correspond to the actual value that the named executives will recognize.
(4)	These amounts represent the cash portion of the revenue and net income performance components of the award earned pursuant to the 2006 Performance-Based Bonus Plan as well as the cash portion of the additional performance-based bonus award earned pursuant to the 2006 Performance-Based Bonus Plan, each of which we paid in February 2007. We paid the revenue and net income performance components of the bonus award as well as the additional performance-based bonus 60% in cash and 40% in stock, with the stock valued at $8.57 per share, the closing price of our common stock on February 13, 2007.
(5)	This amount includes $50,924, representing the cash portion of the net income performance component of the award earned pursuant to the 2006 Performance-Based Bonus Plan as well as the cash portion of the additional performance-based bonus award earned pursuant to the 2006 Performance-Based Bonus Plan, each of which we paid in February 2007. We paid the net income performance component of the bonus award as well as the additional performance-based bonus 60% in cash and 40% in stock, with the stock valued at $8.57 per share, the closing price of CryoLife’s common stock on February 13, 2007. This amount also includes $61,383, representing payments we made pursuant to Mr. Seery’s quarterly commission plan, which is discussed further at “2006 Quarterly Commission Plan for Mr. Seery” under “Compensation Discussion & Analysis” on page 26.
(6)	The amount shown represents the sum of the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his post-retirement medical plan, which is discussed further at “Post-Retirement Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 45 and the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his retirement severance benefit, which is discussed further at “Retirement Severance Benefit” under “Pension Benefits” also on page 45. We have calculated these changes by subtracting the actuarial present values calculated as of the measurement dates used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for the 2005 completed fiscal year from the actuarial present values calculated as of the measurement dates used for financial reporting purposes with respect to CryoLife’s audited financial statements for the 2006 completed fiscal year.
(7)	This amount represents our matching contribution of $4,100 to the CryoLife 401K plan. We provided Mr. Anderson with perquisites and other personal benefits in 2006 valued at less than $10,000.
(8)	This amount represents our matching contribution of $4,400 to the CryoLife 401K plan. We provided Mr. Lee with perquisites and other personal benefits in 2006 valued at less than $10,000.
(9)	This amount represents our matching contribution of $4,100 to the CryoLife 401K plan and $65,677 that we paid to taxing authorities on Mr. Seery’s behalf for the increased tax liability incurred and estimated to be incurred by Mr. Seery as a result of his employment outside of the United States in prior years. We provided Mr. Seery with perquisites and other personal benefits in 2006 valued at less than $10,000.
(10)	The amount represents our matching contributions to the CryoLife 401K plan of $4,400. We provided each named executive with perquisites and other personal benefits in 2006 valued at less than $10,000.

GRANTS OF PLAN-BASED AWARDS (1)

Name	Grant Date		Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)
(a)	(b)			(c)	(d)	(e)	(i)	(j)	(k)	(l)
Steven G. Anderson	5/04/06	(2)		216,000	360,000	562,000				N/A
	5/04/06	(3)		30,000	—	90,000				N/A
	2/21/06	(4)	2/21/06					68,500	$4.250	$152,755
	5/04/06	(7)						10,000	$5.030	$29,700
	2/21/06	(8)					11,500			$48,875

David Ashley Lee	5/04/06	(2)		122,400	204,000	318,500				N/A
	5/04/06	(3)		17,000	—	51,000				N/A
	2/21/06	(4)						43,000	$4.250	$95,890
	5/04/06	(4)						250,000	$5.030	$662,500
	2/21/06	(8)					7,000			$29,750

Gerald B. Seery	5/04/06	(2)		13,800	27,500	44,700				N/A
	5/04/06	(3)		12,500	—	37,500				N/A
	2/21/06	(5)			65,775					N/A
	2/21/06	(4)						21,500	$4.250	$47,945
	8/07/06	(6)	8/01/06					100,000	$5.795	$306,000
	2/21/06	(8)					3,500			$14,875

Albert E. Heacox, Ph.D.	5/04/06	(2)		55,800	93,000	145,200				N/A
	5/04/06	(3)		13,285	—	39,855				N/A
	2/21/06	(4)						25,750	$4.250	$57,423
	8/07/06	(6)	8/01/06					50,000	$5.795	$153,000
	2/21/06	(8)					4,250			$18,063

David M. Fronk	5/04/06	(2)		43,200	72,000	112,400				N/A
	5/04/06	(3)		12,000	—	36,000				N/A
	2/21/06	(4)						17,200	$4.250	$38,356
	8/07/06	(6)	8/01/06					50,000	$5.795	$153,000
	2/21/06	(8)					2,800			$11,900

(1)	This table provides detail regarding stock options and other equity awards that we granted during fiscal 2006. It also provides detail regarding bonus plan awards that we made during fiscal 2006. The table does not include the stock option and unrestricted stock grants that we made in February 2007 or the grants that we made pursuant to the 2007 Executive Incentive Plan, as more particularly discussed with respect to each named executive officer at “Compensation Discussion & Analysis” starting on page 14.
(2)	We granted this award pursuant to the performance-based bonus plan adopted by the Board on May 4, 2006, for the company’s corporate officers, including its executive officers. We paid this award in February 2007, 40% in unrestricted shares of CryoLife common stock, valued at $8.57 per share, and 60% in cash. See “Compensation Discussion & Analysis” starting on page 14 for a discussion of payments made pursuant to the plan.
(3)	We granted this award pursuant to the additional performance-based bonus plan adopted by the Board on May 4, 2006 for the company’s corporate officers, including its executive officers. There is no “target” for this bonus plan. We paid this award in February 2007, 40% in unrestricted shares of CryoLife common stock, valued at $8.57 per share, and 60% in cash. See “Compensation Discussion & Analysis” starting on page 14 for a discussion of payments made pursuant to the plan.
(4)	We granted these options pursuant to the 2004 Employee Stock Incentive Plan. 20% of the shares became exercisable on the first anniversary of grant, and an additional 20% will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the fifth anniversary, assuming continuous employment. These options have a 66 month term.

(5)	On February 21, 2006, the Board approved a quarterly sales commission plan for Mr. Seery which was effective as of January 1, 2006. Under this plan, Mr. Seery received 0.50% of any increase in net revenues for the quarter, as compared to the same quarter in 2005. There are no thresholds or maximums or equivalent items for this plan.
(6)	We granted these options pursuant to the 1998 Long-Term Incentive Plan. 20% of the shares will become exercisable on the first anniversary of grant, and an additional 20% will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the fifth anniversary, assuming continuous employment. These options have a 66 month term.
(7)	We granted these options pursuant to the 2004 Employee Stock Incentive Plan. All options vested immediately and have a 60 month term.
(8)	We issued these shares pursuant to the 2004 Employee Stock Incentive Plan. All shares vested immediately.

Employment Agreements

Steven G. Anderson

Compensation and Basic Terms of Employment

On September 5, 2005, CryoLife entered into an employment agreement with Steven Anderson. CryoLife employed Mr. Anderson in the capacity of President, Chief Executive Officer and Chairman of the Board for a term of two years. The agreement provides for automatic one year extensions unless Mr. Anderson or CryoLife gives notice to the contrary at least 30 days before September 5, 2007 and each subsequent September 5th. The agreement provides for the following compensation:

•	base salary set at $600,000, subject to yearly review by the Compensation Committee;

•	bonus as set by the Compensation Committee on a yearly basis, in its discretion;

•

monthly car payments, auto expenses and dues and business related expenses at certain social and business clubs are reimbursable subject to an annual limitation equal to 10% of Mr. Anderson’s base salary;

•

enrollment in the standard CryoLife medical plan and contributory 401K plan, which includes a CryoLife matching contribution of 50% of Mr. Anderson’s contribution for up to 4% of his salary in 2006, subject to the annual maximum allowed by the Internal Revenue Service; and

•	life insurance coverage of at least two times base pay; Mr. Anderson has currently agreed for this coverage to be limited to $350,000.

Pursuant to Mr. Anderson’s employment agreement, Mr. Anderson will receive certain compensation upon termination of his employment, other than for cause or upon death or disability and upon a change in control of CryoLife. The potential payments that CryoLife may make under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 46. A discussion of the amount of salary and bonus in proportion to total compensation is contained in “Compensation Discussion & Analysis” starting on page 14.

David Ashley Lee

Compensation and Basic Terms of Employment

On September 5, 2005, CryoLife entered into an employment agreement with David Ashley Lee. CryoLife employed Mr. Lee in the capacity of Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer for a term of two years. On May 4, 2006, the Compensation Committee approved an amendment to his employment agreement, pursuant to which CryoLife granted Mr. Lee an option under the 2004 Employee Stock Incentive Plan to purchase up to 250,000 shares of CryoLife common stock. The options are governed by the 2004 Employee Stock Incentive Plan and a separate option agreement. The option agreement provides in part that the options will become exercisable subject to Mr. Lee remaining continuously employed by CryoLife as follows:

•	50,000 shares will become subject to exercise on the first anniversary of the option grant; and

•

50,000 additional shares will become subject to exercise on each subsequent anniversary thereof until all 250,000 shares (100%) of the option is subject to exercise on the fifth anniversary of the option grant, assuming Mr. Lee remains continuously employed by CryoLife.

The options have a term of 66 months but the options may terminate earlier as stated in the option agreement. The right to exercise the options accelerates under certain other circumstances. See footnote 7 under “Outstanding Equity Awards at December 31, 2006” on page 44 for further discussion.

The employment agreement currently expires on September 5, 2008 and provides for an automatic one year extension unless Mr. Lee or CryoLife gives notice to the contrary at least 30 days before September 5, 2007. The agreement provides for the following compensation:

•	base salary set at $340,000, subject to yearly review by the Compensation Committee;

•	bonus as set by the Compensation Committee on a yearly basis, in its discretion;

•

enrollment in the standard CryoLife medical plan, life insurance plan and contributory 401K plan, which includes a CryoLife matching contribution of 50% of Mr. Lee’s contribution for up to 4% of his salary in 2006, subject to the annual maximum allowed by the Internal Revenue Service.

Pursuant to Mr. Lee’s employment agreement, Mr. Lee will receive certain compensation upon termination of his employment, other than for cause, or upon a change in control of CryoLife. The potential payments that CryoLife may make under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 46. A discussion of the amount of salary and bonus in proportion to total compensation is contained in “Compensation Discussion & Analysis” starting on page 14.

Gerald B. Seery

Compensation and Basic Terms of Employment

On November 1, 2005, CryoLife entered into an employment agreement with Gerald B. Seery. CryoLife employed Mr. Seery in the capacity of Senior Vice President of Sales and Marketing for a term of two years. The agreement currently expires on November 1, 2008 and provides for an automatic one year extension unless Mr. Seery or CryoLife gives notice to the contrary at least 30 days before November 1, 2007. The agreement provides for the following compensation:

•	base salary set at $250,000, subject to yearly review by the Compensation Committee;

•	bonus as set by the Compensation Committee on a yearly basis, in its discretion;

•

enrollment in the standard CryoLife medical plan, life insurance plan and contributory 401K plan, which includes a CryoLife matching contribution of 50% of Mr. Seery’s contribution for up to 4% of his salary in 2006, subject to the annual maximum allowed by the Internal Revenue Service.

Pursuant to Mr. Seery’s employment agreement, Mr. Seery will receive certain compensation upon termination of his employment, other than for cause, or upon change in control of CryoLife. The potential payments that CryoLife may make under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 46. A discussion of the amount of salary and bonus in proportion to total compensation is contained in “Compensation Discussion & Analysis” starting on page 14.

Albert E. Heacox, Ph.D.

Compensation and Basic Terms of Employment

On May 4, 2006, CryoLife entered into an employment agreement with Albert E. Heacox, Ph.D. CryoLife employed Dr. Heacox in the capacity of Senior Vice President of Research and Development for a term of two years. The agreement provides for an automatic one year extension unless Dr. Heacox or CryoLife gives notice to the contrary at least 30 days before May 4, 2007. The agreement provides for the following compensation:

•	base salary set at approximately $266,000, subject to yearly review by the Compensation Committee;

•	bonus as set by the Compensation Committee on a yearly basis, in its discretion;

•

enrollment in the standard CryoLife medical plan, life insurance plan and contributory 401K plan, which includes a CryoLife matching contribution of 50% of Dr. Heacox’ contribution for up to 4% of his salary in 2006, subject to the annual maximum allowed by the Internal Revenue Service.

Pursuant to Dr. Heacox’ employment agreement, Dr. Heacox will receive certain compensation upon termination of his employment, other than for cause, or upon termination following a change in control of CryoLife. The potential payments that we may make under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 46. A discussion of the amount of salary and bonus in proportion to total compensation is contained in “Compensation Discussion & Analysis” starting on page 14.

David M. Fronk

Compensation and Basic Terms of Employment

On May 4, 2006, CryoLife entered into an employment agreement with David M. Fronk. CryoLife employed Mr. Fronk in the capacity of Vice President of Regulatory Affairs and Quality Assurance for a term of two years. The agreement provides for an automatic one year extension unless Mr. Fronk or CryoLife gives notice to the contrary at least 30 days before May 4, 2007. The agreement provides for the following compensation:

•	base salary set at $240,000, subject to yearly review by the Compensation Committee;

•	bonus as set by the Compensation Committee on a yearly basis, in its discretion;

•

enrollment in the standard CryoLife medical plan, life insurance plan and contributory 401K plan, which includes a CryoLife matching contribution of 50% of Mr. Fronk’s contribution for up to 4% of his salary in 2006, subject to the annual maximum allowed by the Internal Revenue Service.

Pursuant to Mr. Fronk’s employment agreement, Mr. Fronk will receive certain compensation upon termination of his employment, other than for cause, or upon termination following a change in control of CryoLife. The potential payments that we may make under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 46. A discussion of the amount of salary and bonus in proportion to total compensation is contained in “Compensation Discussion & Analysis” starting on page 14.

Plan-Based Awards

CryoLife granted the awards disclosed in the Grants of Plan-Based Awards table pursuant to:

•	the 2006 Performance-Based bonus Plan;

•	the 2006 quarterly performance-based bonus plan for Mr. Seery;

•	the 2004 Employee Stock Incentive Plan; and

•	the 1998 Long-Term Incentive Plan.

The material terms of these plans and CryoLife’s 2002 Stock Incentive Plan are as follows:

Annual Performance-Based Bonus Plans. In May 2006, the Compensation Committee adopted a bonus program tying all or a portion of individual bonuses in 2006 to specified individual and corporate performance goals. The purpose of the bonus program is to promote the interests of CryoLife and its stockholders by providing key employees with financial awards upon achievement of specified business objectives, and to help attract and retain key employees by providing attractive compensation opportunities linked to performance. The Committee also adopted an additional bonus plan to reward extraordinary adjusted net earnings performance. See “2006 Bonus Plan” under “Compensation Discussion & Analysis” at page 15 for additional detail. In February 2007, the Committee and the Board approved a 2007 executive incentive plan, and the Committee approved a 2007 bonus program under the plan modeled on the principles of the 2006 bonus program. See “2007 Bonus Plan” under “Compensation Discussion & Analysis” at page 16.

Quarterly Performance-based Bonus for Mr. Seery. In February 2006, the committee approved a quarterly bonus for Mr. Seery equal to 0.50% of any increase in net revenues from the sale of CryoLife’s products and services for the quarter, as compared to the same quarter in 2005. Because of this quarterly bonus, Mr. Seery’s performance-based bonus described in the above paragraph excludes a revenue-based and personal performance component. We terminated Mr. Seery’s quarterly bonus plan in February 2007, effective January 1, 2007.

2004 Employee Stock Incentive Plan. On February 24, 2004, the Board adopted the 2004 Employee Stock Incentive Plan, which the stockholders approved in June 2004. This Plan authorizes us to grant the following to CryoLife’s employees and officers:

•	options;

•	stock appreciation rights;

•	restricted stock unit awards;

•	restricted and unrestricted stock awards; and

•	stock units.

We may award a maximum of 2.1 million shares of common stock under the 2004 Employee Stock Incentive Plan. Of these 2.1 million shares, we were able to grant 1,000,549 shares as of March 26, 2007. In addition, the 2004 Employee Stock Incentive Plan provides that:

•	we may issue a maximum of 2 million shares subject to option that we intend to be “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986, as amended;

•	we may issue a maximum of 400,000 shares as options and stock appreciation rights to any one individual during any consecutive twelve-month period;

•	we may issue a maximum of 2 million shares in the aggregate as stock awards; and

•	we may issue no more than 2 million shares pursuant to awards that we intend to be “performance-based compensation” as that term is used for purposes of Code Section 162(m).

The 2004 Employee Stock Incentive Plan terminates in June 2014, unless the Board terminates it before that date; however, if the Board terminates the 2004 Employee Stock Incentive Plan, although no further awards may be made, the Plan will remain in effect as long as any options, stock appreciation rights or other stock awards that we granted under the Plan are outstanding. The exercise price of each option and stock appreciation right granted under the 2004 Employee Stock Incentive Plan may not be less than 100% of the fair market value of a share of stock on the date of grant of the award. Unless the committee establishes a higher price or establishes a method which determines a higher price at the time the award is granted, the exercise price for each option and stock appreciation right will be equal to 100% of the fair market value on the date of grant of the award.

Terms of 2004 Employee Stock Incentive Plan Awards

We issued all restricted stock awards and stock options that we granted to named executive officers in 2006 pursuant to the 2004 Employee Stock Incentive Plan, except for the stock option awards we granted on August 7, 2006, which we issued pursuant to the 1998 Long-Term Incentive Plan. The terms of the awards issued in 2006 under the 2004 Employee Stock Incentive Plan are as follows:

•	the restricted stock awards vested immediately upon grant;

•	all options vest at 20% per year, beginning on the first anniversary of the grant date, except for the 10,000 share option grant to Steven G. Anderson on May 4, 2006, which vested immediately;

•	all options have a 66-month term, except for the 10,000 share option grant to Mr. Anderson on May 4, 2006, which has a 60-month term;

•	the 250,000 share option grant to Mr. Lee on May 4, 2006 provides that the right to exercise will accelerate for all shares subject to the option agreement if:

•	CryoLife terminates Mr. Lee’s employment other than for cause, death or disability;

•	Mr. Lee terminates employment for good reason; or

•	Mr. Lee becomes entitled to receive a retention payment under his employment agreement;

•	all options have an exercise price equal to the closing share price of the common stock on the date of grant on the New York Stock Exchange; and

•

except as discussed with respect to Mr. Lee’s May 4, 2006 grant above, all options expire upon termination of employment, except in the event of disability, death, or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option.

We also issued the restricted stock awards that we granted on February 14, 2007 under the 2004 Employee Stock Incentive Plan. These awards have the following terms:

•	the restricted stock awards vest on the third anniversary of the grant date if the employee remains continuously employed by CryoLife; and

•

if an employee who was granted a restricted stock award ceases to be employed by CryoLife for any reason, he or she will automatically forfeit any portion of the award which has not vested at the time his or her employment was terminated.

2002 Stock Incentive Plan. In March 2002, the Board of Directors adopted the 2002 Stock Incentive Plan, which the stockholders subsequently approved in May 2002. We may grant options under the 2002 Stock Incentive Plan to employees, officers or directors of CryoLife and consultants and advisers to CryoLife and its subsidiaries. The 2002 Stock Incentive Plan terminates in March 2012, unless the Board terminates it prior to that date. CryoLife’s 2002 Stock Incentive Plan allows grants of:

•	options;

•	stock appreciation rights;

•	stock units;

•	performance shares; and

•	restricted stock awards

We may grant awards under the 2002 Stock Incentive Plan with respect to up to a maximum of 974,000 shares of common stock. Of these 974,000 shares, we were able to grant up to 264,984 shares as of March 26, 2007. In addition, the 2002 Stock Incentive Plan imposes the following limitations:

•	we may issue a maximum of 974,000 shares pursuant to options which we intend to be incentive stock options under Section 422 of the Code;

•	we may issue a maximum of 100,000 shares as options and stock appreciation rights to any one individual during any consecutive twelve-month period;

•	we may issue a maximum of 100,000 shares in the aggregate as stock awards; and

•

we may pay a maximum of $400,000 as an award to any one individual for any performance goals established for any performance period (including the fair market value of stock subject to awards denominated in shares).

We did not make any grants to executives under this plan in 2006.

1998 Long-Term Incentive Plan. In December 1997, the Board of Directors adopted the CryoLife 1998 Long-Term Incentive Plan, which the shareholders subsequently approved in May 1998. The 1998 Long-Term Incentive Plan was amended in 2000 and allows us to grant options, stock appreciation rights, and other awards with respect to up to a maximum of 900,000 shares of common stock, subject to certain adjustments. Of these 900,000 shares, we were able to grant 10,363 shares as of March 26, 2007.

The stock option awards which we granted on August 7, 2006, to Messrs. Seery, Heacox and Fronk, we granted pursuant to the 1998 Long-Term Incentive Plan. The committee acted on August 1, 2006 and provided that the grant would be effective and would be priced on August 7, 2006, after we filed the Form 10-Q for the second quarter of 2006.

Terms of 1998 Long-Term Incentive Plan Awards

The terms of the options granted pursuant to this plan, except for those we granted on February 14, 2007, are as follows:

•	all options vest at 20% per year, beginning on the first anniversary of the grant date;

•	all options have a 66-month term;

•	the option exercise price is the average of the high and low sales price of the common stock on the New York Stock Exchange on the grant date; and

•

these options expire upon termination of employment, except in the event of disability, death, or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option.

The options we granted in February, 2007 were granted under this plan and have the following terms:

•	all options vest at 33 1/3% per year, beginning on the first anniversary of the grant date;

•	all options have a 7-year term;

•	the option exercise price is the average of the high and low sales price of the common stock on the New York Stock Exchange on the grant date; and

•

these options expire upon termination of employment, except in the event of disability, death, or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006 (1)

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(e)	(f)
Steven G. Anderson	6,000	6,000	(2)	2.2000	2/29/2008
	—	68,500	(3)	4.2500	8/21/2011
	27,000	18,000	(4)	4.7750	7/24/2008
	10,000	—	(5)	5.0300	5/4/2011
	4,000	6,000	(6)	5.3600	12/29/2009
	10,000	—		7.6300	6/3/2010
	12,750	—		8.0000	12/18/2008
	75,000	—		11.5000	5/21/2008
	15,000	—		11.6300	5/26/2010
	3,584	—		27.9000	5/29/2012
	6,416	—		27.9000	11/29/2007
	15,000	—		29.1500	12/7/2010
	10,000	—		29.2500	7/9/2007
	3,240	—		30.8560	5/17/2011

David Ashley Lee	37,500	12,500	(2)	2.2000	2/29/2008
	—	43,000	(3)	4.2500	8/21/2011
	—	250,000	(7)	5.0300	11/4/2011
	6,000	9,000	(6)	5.3600	12/29/2009
	10,000	—		29.2500	7/9/2007

Gerald B. Seery	—	21,500	(3)	4.2500	8/21/2011
	—	100,000	(8)	5.7950	2/7/2012
	33,000	22,000	(9)	6.2100	9/24/2008

Albert E. Heacox, Ph.D.	19,880	4,970	(2)	2.2000	2/29/2008
	—	25,750	(3)	4.2500	8/21/2011
	6,000	9,000	(6)	5.3600	12/29/2009
	—	50,000	(8)	5.7950	2/7/2012
	10,000	—		30.1400	6/6/2007

David M. Fronk	30,800	7,700	(2)	2.2000	2/29/2008
	—	17,200	(3)	4.2500	8/21/2011
	4,000	6,000	(6)	5.3600	12/29/2009
	—	50,000	(8)	5.7950	2/7/2012
	1,000	4,000	(10)	6.1600	11/2/2010
	10,000	—		29.2500	7/9/2007

(1)	This table does not include stock option and restricted stock grants made on February 14, 2007. See “Compensation Discussion & Analysis” starting on page 14 for further discussion of these grants. As of December 31, 2006, there were no unvested stock awards outstanding held by the named executive officers.
(2)	20% of the shares became exercisable on the first anniversary of the grant date, August 31, 2002, and an additional 20% either will or has become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the fifth anniversary, assuming continuous employment.
(3)	20% of the shares will become exercisable on the first anniversary of the grant date, February 21, 2006, and an additional 20% will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the fifth anniversary, assuming continuous employment.
(4)	20% of the shares became exercisable on the first anniversary of the grant date, January 24, 2003, and an additional 20% either will or has become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the fifth anniversary, assuming continuous employment.
(5)	All options vested immediately upon grant.

(6)	20% of the shares became exercisable on the first anniversary of the grant date, June 29, 2004, and an additional 20% either will or has become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the fifth anniversary, assuming continuous employment.
(7)	20% of the shares will become exercisable on the first anniversary of the grant date, May 4, 2006, and an additional 20% will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the fifth anniversary, assuming continued employment subject to potential acceleration. The option has a term of 66 months. The right to exercise will accelerate for all shares subject to the option agreement if:
•	CryoLife terminates Mr. Lee’s employment other than for cause, death or disability;
•	Mr. Lee terminates employment for good reason; or
•	Mr. Lee becomes entitled to receive a retention payment under his employment agreement.

See “Potential Payments Upon Termination or Change-In-Control” starting on page 46 for further discussion of Mr. Lee’s options upon termination or change-in-control.

(8)	20% of the shares will become exercisable on the first anniversary of the grant date, August 7, 2006, and an additional 20% will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the fifth anniversary, assuming continuous employment.
(9)	20% of the shares became exercisable on the first anniversary of the grant date, March 24, 2003, and an additional 20% either will or has become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the fifth anniversary, assuming continuous employment.
(10)	20% of the shares became exercisable on the first anniversary of the grant date, May 2, 2005, and an additional 20% will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the fifth anniversary, assuming continuous employment.

OPTION EXERCISES AND STOCK VESTED (1)

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)		(d)	(e)
Steven G. Anderson	18,000	$47,700	(3)	11,500	$48,875

David Ashley Lee	—	—		7,000	$29,750

Gerald B. Seery	—	—		3,500	$14,875

Albert E. Heacox, Ph.D.	—	—		4,250	$18,063

David M. Fronk	—	—		2,800	$11,900

(1)	This table provides information regarding stock option exercises and vesting of restricted stock during 2006.
(2)	This information is based on the closing price of the common stock on the New York Stock Exchange on the vesting date, February 21, 2006, of $4.25.
(3)	This information is based on the closing price of the common stock on the New York Stock Exchange on the exercise date, January 13, 2006, of $4.85.

PENSION BENEFITS (1)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)		(e)
Steven G. Anderson	Post-Retirement Medical Plan for Steven G. Anderson	N/A	$99,307	(2)	—

	Retirement Severance Benefit	N/A	$1,091,714	(3)	—

(1)	CryoLife does not maintain any plans providing for payments or other benefits at, following, or in connection with retirement for Mr. Lee, Mr. Seery, Dr. Heacox or Mr. Fronk.
(2)	The amount shown represents the actuarial present value of Mr. Anderson’s accumulated benefit under the Post-Retirement Medical Plan included in his employment agreement, computed as of December 31, 2006, which is the measurement date used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for 2006. See “Post-Retirement Medical Plan for Steven G. Anderson” below for the assumptions applied in quantifying the present value of the current accrued benefit.
(3)	The amount shown represents the actuarial present value of Mr. Anderson’s accumulated benefit under the Retirement Severance Benefit included in his employment agreement, computed as of December 31, 2006, which is the measurement date used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for 2006. Consistent with the methodology customarily applied to present value calculations for accounting, we discounted Mr. Anderson’s 24 month payment stream based on our incremental borrowing rate of 9.25% at December 31, 2006.

Post-Retirement Medical Plan for Steven G. Anderson

Mr. Anderson’s employment agreement provides that upon certain terminations of Mr. Anderson’s employment, including retirement, CryoLife will continue to provide medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the remainder of their lives. In quantifying the present value of the current accumulated benefit for the Post-Retirement Medical Plan for Steven G. Anderson, CryoLife used a measurement date of December 31, 2006. To calculate mortality, CryoLife used the 1994 Group Annuity Mortality Table with Projection Scale AA, post retirement only. The applicable discount rate was 6.00%. CryoLife assumed that Mr. Anderson would retire two years from the measurement date. CryoLife assumed no possibility of termination prior to that time. Salary increase was irrelevant since the benefits are not salary related. CryoLife developed the starting claims cost using the Reden & Anders Commercial Comprehensive Pricing Model, factoring in the plan provisions currently in effect. The starting claims cost for a 68 year old participant is approximately $10,000 before taking Medicare into account.

See “Potential Payments Upon Termination or Change-in-Control” starting on page 46 for further discussion of the material terms and conditions of payments and benefits payable under this plan.

Retirement Severance Benefit

Pursuant to his employment agreement, Mr. Anderson may voluntarily terminate his employment at any time for reason of retirement. The agreement contains no definition of retirement. Upon retirement, CryoLife will pay Mr. Anderson a severance payment equal to two times his salary and bonus for the year in which he retires. If he retires before CryoLife has awarded the bonus for the year, he will be paid two times his current salary plus the prior year’s bonus. See “Potential Payments Upon Termination or Change-in-Control” below for further discussion of the material terms and conditions of payments and benefits payable under this retirement severance benefit.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the named executive officers in the event of specified terminations of their employment or upon a change in control of CryoLife. The amount of compensation we would be required to pay to each named executive officer in each situation is listed in the tables below. Amounts we have included in the tables are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of any such event, the amount of future bonuses, and with respect to Mr. Anderson, his and his spouse’s ages and life expectancies. All of the tables listed in this section assume that the relevant termination or change of control event occurred on December 29, 2006, the last business day of CryoLife’s 2006 fiscal year.

Steven G. Anderson, Chairman of the Board of Directors, President and Chief Executive Officer (1)

Executive Benefits and Payments Upon Termination
	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following a Change of Control
Cash Compensation	$1,200,000	(2)	$1,200,000	(2)	—		—		$1,200,000	(2)	$600,000	(3)	$1,800,000	(4)

Accelerated Stock Options	—		—		—		—		—		$138,875	(5)	$138,875	(5)

Accrued Vacation Pay	$46,140	(6)	$46,140	(6)	$46,140	(6)	$46,140	(6)	$46,140	(6)	—		$46,140	(6)

Medical Benefits	$128,453	(7)	$128,453	(7)	—		$68,999	(8)	$128,453	(7)	—		$128,453	(7)

Total:	$1,374,593		$1,374,593		$46,140		$115,139		$1,374,593		$738,875		$2,113,468

(1)	This table assumes all termination and change of control events occurred as of December 29, 2006.
(2)	The amount shown is equal to two times Mr. Anderson’s 2006 salary. He was not paid a bonus during the 2006 calendar year. If the termination had occurred on or after February 13, 2007, the date on which the Compensation Committee approved payment of bonuses for 2006, the amount to be paid to him pursuant to his employment agreement would have been $2,379,248, which is equal to two times the sum of Mr. Anderson’s 2007 salary and his bonus which was approved on February 13, 2007; however, his employment agreement and CryoLife’s bylaws provide that total severance, separation and similar payments are limited to an amount equal to his annual salary over the three years ended prior to the termination or other determinative event, including bonuses and guaranteed benefits. Application of this provision would reduce that payment to $1,885,932.
(3)	The amount shown is equal to one times Mr. Anderson’s 2006 salary. He was not paid a bonus during the 2006 calendar year. If the change of control had occurred on or after February 13, 2007, the date on which the Compensation Committee approved payment of bonuses for 2006, the amount shown would have been $1,189,624, which is equal to one times the sum of Mr. Anderson’s 2007 salary and his bonus which was approved on February 13, 2007.
(4)	This amount assumes that following a change of control Mr. Anderson retired or terminated his employment for good reason, or we terminated him because of disability or without cause. Mr. Anderson would also receive the amount shown if we terminated his employment without cause at any time within the 12 months prior to the change of control. If the change of control had occurred on or after February 13, 2007, the date on which the Compensation Committee approved payment of bonuses for 2006, the amount to be paid to him pursuant to his employment agreement would have been $3,568,872, which is equal to three times the sum of Mr. Anderson’s 2007 salary and his bonus which was approved on February 13, 2007; however, his employment agreement and CryoLife’s bylaws provide that total severance, separation and similar payments are limited to an amount equal to his annual salary over the three years ended prior to the termination or other determinative event, including bonuses and guaranteed benefits. Application of this provision would reduce that payment to $1,885,932.
(5)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. The amount disclosed is the remaining SFAS 123(R) expense that we would incur upon acceleration of the options. The value of the accelerated options calculated as the difference between the exercise price and the closing price as of December 29, 2006 would have been $279,340.

(6)	The amount shown represents payment of $2,307 per accumulated vacation day that Mr. Anderson had not taken as of December 29, 2006. Mr. Anderson had 20 accumulated vacation days as of December 29, 2006.
(7)	Under the terms of Mr. Anderson’s employment agreement, if Mr. Anderson voluntarily retires, terminates his employment for good reason, or we terminate him without cause or because of disability, we will continue to provide major medical insurance benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, not to exceed $25,000 per year, increased by the Consumer Price Index using September 1, 2005 as the base date. We used the assumptions discussed at “Post-Retirement Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 45 when valuing this benefit, except that we did not utilize a discount rate.
(8)	Under the terms of Mr. Anderson’s employment agreement, in the event of Mr. Anderson’s death, CryoLife will continue to provide major medical insurance benefits to Mr. Anderson’s wife, Ann B. Anderson, for the duration of her life, not to exceed $25,000 per year, increased by the Consumer Price Index using September 1, 2005 as the base date. We used the assumptions discussed at “Post-Retirement Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 45 when valuing this benefit, except that we did not utilize a discount rate.

On February 14, 2007, the Compensation Committee granted 10,625 shares of restricted CryoLife common stock to Mr. Anderson under CryoLife’s 2004 Employee Stock Incentive Plan. These restricted shares vest on the third anniversary of the grant date; however, pursuant to the terms of the 2004 Employee Stock Incentive Plan, the restricted shares will become fully vested upon a change of control. Also on February 14, 2007, the Compensation Committee approved a grant of options to purchase 63,750 shares to Mr. Anderson under the 1998 Long-Term Incentive Plan, which options were issued and priced on February 23, 2007. These options vest 33 1/3% per year beginning on the first anniversary of the issuance date and have a 7 year term; however, pursuant to the terms of the 1998 Long-Term Incentive Plan, the options will become fully vested upon a change of control unless the Compensation Committee determines otherwise. Because the restricted shares as well as the options were not outstanding on December 31, 2006, they are not included in the table above. See “Steven G. Anderson, Chairman of the Board of Directors, President and Chief Executive Officer—Equity Incentives” under “Compensation Discussion & Analysis” at page 19.

Change of Control

Mr. Anderson’s employment agreement dictates the payments Mr. Anderson will receive if a change of control occurs. Within 3 months following a change of control, we will pay Mr. Anderson a retention payment equal to his salary and bonus for the year in which the change of control occurs, provided that he either remains employed by us at that time, or if he is not so employed, that we terminated him without cause within 12 months before the change of control. If a change of control occurs before we award the bonus for that year, then we will base the bonus component on the previous year’s bonus. The bonus for these purposes includes any cash bonus payments and the present value of non-cash bonuses such as options or restricted stock. We will pay the retention payment in addition to any termination payments that may be due to Mr. Anderson following termination of employment.

The following events would constitute a change of control requiring a retention payment:

•	any person, including a syndicate or group, becomes the beneficial owner of 20% or more of CryoLife’s voting securities;

•

CryoLife merges or consolidates with another corporation and as a result, either the shareholders of CryoLife immediately before the merger or consolidation or the shareholders of CryoLife entitled to vote on the merger or consolidation as of the relevant record date own less than 60% of the outstanding voting securities of the resulting or surviving entity;

•

any individuals who were on the board as of September 5, 2005 and any new director whose appointment was approved by a vote of at least two-thirds of the directors who either were directors on September 5, 2005 or whose appointment was previously so approved cease for any reason to constitute a majority of directors; or

•	CryoLife transfers substantially all of its assets to another corporation that is a less than 60% owned subsidiary of CryoLife.

Death

Mr. Anderson’s employment agreement terminates automatically upon Mr. Anderson’s death. We will continue to provide major medical benefits to his wife, Ann B. Anderson, for the duration of her life, provided that our cost is limited to $25,000 per year, as increased by the Consumer Price Index using September 1, 2005 as the base date. We will not have to make any other payments except for payments we owe under any obligations which accrued through the date of death.

Disability

Mr. Anderson’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Mr. Anderson in writing that we intend to terminate his employment. The termination will become effective 30 days after Mr. Anderson receives the notice unless he returns to full-time work. If we terminate Mr. Anderson’s employment because of disability, we will pay a severance payment equal to two times his salary and bonus for the year in which we terminated him. We will continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $25,000 per year, as increased by the Consumer Price Index using September 1, 2005 as the base date.

Termination for Cause

If we determine that Mr. Anderson has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Mr. Anderson has not substantially performed his duties. We may also terminate Mr. Anderson’s employment for cause if he willfully engages in illegal conduct or gross misconduct which we can demonstrate materially injured CryoLife. If we terminate Mr. Anderson for cause, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of his termination.

Termination by Mr. Anderson for Good Reason or by CryoLife for any Reason other than Cause, Death or Disability

Mr. Anderson can terminate his employment for good reason if any of the following events occur:

•	he is assigned duties inconsistent with his current position or duties;

•	CryoLife takes any other action resulting in diminution of his position or duties, unless the action was inadvertent and was promptly remedied;

•	CryoLife fails to pay the base salary, bonus or all reasonable expenses under the agreement;

•	CryoLife threatens to terminate Mr. Anderson for reasons other than for cause, death or disability; or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Mr. Anderson terminates his employment for good reason or if we terminate him for any reason other than for cause, death or disability, we will pay Mr. Anderson a severance payment equal to two times his salary and bonus for the year in which the termination occurred. We will also continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $25,000 per year, as increased by the Consumer Price Index using September 1, 2005 as the base date.

Retirement

Mr. Anderson may voluntarily terminate his employment at any time for reason of retirement. The agreement does not define retirement. Upon retirement, we will pay Mr. Anderson a severance payment equal to two times his salary and bonus for the year in which he retires; if Mr. Anderson retires before CryoLife awards bonuses for the year, the bonus compensation component of the retirement payment shall be computed based on the prior year’s bonus. We will also continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $25,000 per year, as increased by the Consumer Price Index using September 1, 2005 as the base date.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 24 equal monthly installments starting 30 days after Mr. Anderson is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•

We will begin to pay the severance payment 6 months after Mr. Anderson’s termination if necessary to prevent Mr. Anderson from having to pay additional tax under Section 409A of the Internal Revenue Code.

•

We will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change of control or within 6 months before the change of control if Section 409A allows us to make such a payment without Mr. Anderson having to pay additional tax.

We will subject any severance payment to normal withholding. If the termination occurs before we award a bonus for that year, then we will base the bonus compensation component of the severance payment on the prior year’s bonus. What we mean by bonus for purposes of the severance payment includes cash bonus payments and the present value of non-cash bonuses, such as options or restricted stock. Upon employment termination, we will also pay Mr. Anderson $2,307 per day for accumulated vacation days that he has not taken.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment or distribution that we make to Mr. Anderson or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Mr. Anderson to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Limitation on Termination Payments

Notwithstanding the foregoing, the agreement limits all severance and similar payments to Mr. Anderson to a maximum of three years of salary, including bonuses and guaranteed benefits. If necessary, we will reduce any gross-up payment to comply with this limit.

Non-Compete Commitment

During the term of his employment and for 2 years after any termination of his employment, Mr. Anderson agrees not to accept a position as a Chief Executive Officer, President, or Chief Operating Officer, or provide comparable level executive consultation, to any competitors of CryoLife in the cardiac, vascular or orthopedic tissue processing business or biological glue business within the U.S. Mr. Anderson must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of his employment and for 2 years after any termination of his employment, Mr. Anderson agrees not to solicit or hire away any person employed by CryoLife without CryoLife’s prior written consent.

David Ashley Lee, Executive Vice President, Chief Operating Officer and Chief Financial Officer (1)

Executive Benefits and Payments Upon Termination
	Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following a Change of Control
Cash Compensation	$340,000	(2)	—		—		—		$340,000	(2)	$680,000	(3)
Accelerated Stock Options	$575,062	(4)	—		—		—		$665,552	(5)	$665,552	(5)
Accrued Vacation Pay	$1,962	(6)	$1,962	(6)	$1,962	(6)	$1,962	(6)	—		$1,962	(6)
280G Tax Gross-up	—		—		—		—		—		$383,135	(7)
Total:	$917,024		$1,962		$1,962		$1,962		$1,005,552		$1,730,649

(1)	This table assumes all termination and change of control events occurred as of December 29, 2006.
(2)	Amount shown is equal to one times Mr. Lee’s 2006 salary. He was not paid a bonus during the 2006 calendar year. If the termination or change of control had occurred on or after February 13, 2007, the date on which the Compensation Committee approved payment of bonuses for 2006, the amount shown would have been $674,120, which is equal to one times the sum of Mr. Lee’s 2007 salary and his bonus which was approved on February 13, 2007.
(3)	This amount assumes that following a change of control Mr. Lee terminated his employment for good reason, or we terminated him without cause. Mr. Lee would also receive the amount shown if we terminated his employment without cause at any time within the 12 months prior to the change of control. If the termination or change of control had occurred on or after February 13, 2007, the date on which the Compensation Committee approved payment of bonuses for 2006, the amount to be paid to him pursuant to his employment agreement would have been $1,348,240, which is equal to two times the sum of Mr. Lee’s 2007 salary and his bonus which was approved on February 13, 2007; however, his employment agreement and CryoLife’s bylaws provide that total severance, separation and similar payments are limited to an amount equal to his annual salary over the three years ended prior to the termination or other determinative event, including bonuses and guaranteed benefits. Application of this provision would reduce that payment to $1,031,073.
(4)	With respect to the options to purchase 250,000 shares granted pursuant to the Amendment to Mr. Lee’s Employment Agreement dated May 4, 2006, the option agreement provides that the exercisability of options granted under that agreement accelerates upon termination of Mr. Lee’s employment other than for cause, death or disability. The amount disclosed is the remaining SFAS 123(R) expense that we would incur upon acceleration of the options. The value of the accelerated options calculated as the difference between the exercise price and the closing price as of December 29, 2006 would have been $655,000.
(5)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. The amount disclosed is the remaining SFAS 123(R) expense that we would incur upon acceleration of the options. The value of the accelerated options calculated as the difference between the exercise price and the closing price as of December 29, 2006 would have been $889,935.
(6)	The amount shown represents payment of $163.46 per hour for accumulated vacation hours that Mr. Lee had not taken as of December 29, 2006. Mr. Lee had 12 hours of accumulated vacation as of December 29, 2006.
(7)	The amount shown represents the estimated amount to be paid to reimburse Mr. Lee for excise taxes arising as a result of the payments disclosed in this table.

On February 14, 2007, the Compensation Committee granted 6,250 shares of restricted CryoLife common stock to Mr. Lee under CryoLife’s 2004 Employee Stock Incentive Plan. These restricted shares vest on the third anniversary of the grant date; however, pursuant to the terms of the 2004 Employee Stock Incentive Plan, the restricted shares will become fully vested upon a change of control. Also on February 14, 2007, the Compensation Committee approved a grant of options to purchase 37,500 shares to Mr. Lee under the 1998 Long-Term Incentive Plan, which options were issued and priced on February 23, 2007. These options vest 33 1/3% per year beginning on the first anniversary of the issuance date and have a 7 year term; however, pursuant to the terms of the 1998 Long-Term Incentive Plan, the options will become fully vested upon a change of control if the Compensation Committee does not determine otherwise. Because the restricted shares as well as the options were not outstanding on December 31, 2006, they are not included in the table above. See “David Ashley Lee, Executive Vice President, Chief Operating Officer and Chief Financial Officer—Equity Incentives” under “Compensation Discussion & Analysis” at page 23.

Change of Control

Mr. Lee’s employment agreement dictates the payments Mr. Lee will receive if a change of control occurs. Within 3 months following a change of control, we will pay Mr. Lee a retention payment equal to his salary and bonus for the year in which the change of control occurs, provided that he either remains employed by us at that time, or if he is not so employed, that we terminated him without cause within 12 months before the change of control. If a change of control occurs before we award the bonus for that year, then we will base the bonus component on the previous year’s bonus. The bonus for these purposes includes any cash bonus payments and the present value of non-cash bonuses such as options or restricted stock. We will pay the retention payment in addition to any termination payments that may be due to Mr. Lee following termination of employment.

The following events would constitute a change of control requiring a retention payment:

•	any person, including a syndicate or group, becomes the beneficial owner of 20% or more of CryoLife’s voting securities;

•

CryoLife merges or consolidates with another corporation and as a result less than 60% of the outstanding voting securities of the resulting or surviving entity are owned by either the shareholders of CryoLife immediately before the merger or consolidation or the shareholders of CryoLife entitled to vote on the merger or consolidation as of the relevant record date;

•

any individuals who were on the board as of September 5, 2005 and any new director whose appointment was approved by a vote of at least two-thirds of the directors who either were directors on September 5, 2005 or whose appointment was previously so approved cease for any reason to constitute a majority of directors; or

•	CryoLife transfers substantially all of its assets to another corporation that is a less than 60% owned subsidiary of CryoLife.

Death

Mr. Lee’s employment agreement terminates automatically upon Mr. Lee’s death. We will not have to make any other payments except for payments we owe under any obligations which accrued through the date of death.

Disability

Mr. Lee’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Mr. Lee in writing that we intend to terminate his employment. The termination will become effective 30 days after Mr. Lee receives the notice unless he returns to full-time work. If we terminate Mr. Lee’s employment because of disability, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of termination.

Termination for Cause

If we determine that Mr. Lee has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Mr. Lee has not substantially performed his duties. We may also terminate Mr. Lee’s employment for cause if he willfully engages in illegal conduct or gross misconduct which we can demonstrate materially and demonstrably injured CryoLife. If we terminate Mr. Lee for cause, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of his termination.

Termination by Mr. Lee for Good Reason or by CryoLife for any Reason other than Cause, Death or Disability

Mr. Lee can terminate his employment for good reason if any of the following events occur:

•	he is assigned duties inconsistent with his current position or duties;

•	CryoLife takes any other action resulting in diminution of Mr. Lee’s position or duties, unless the action is inadvertent and is promptly remedied;

•	CryoLife fails to pay the base salary, bonus or all reasonable expenses under the agreement;

•	CryoLife threatens to terminate Mr. Lee for reasons other than for cause, death or disability; or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Mr. Lee terminates his employment for good reason or if we terminate him for any reason other than for cause, death or disability, we will pay Mr. Lee a severance payment equal to one times his salary and bonus for the year in which the termination occurred.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 12 equal monthly installments starting 30 days after Mr. Lee is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•	We will begin to pay the severance payment 6 months after Mr. Lee’s termination if necessary to prevent Mr. Lee from having to pay additional tax under Section 409A of the Internal Revenue Code.

•

We will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change of control or within 6 months before the change of control if Section 409A allows us to make such a payment without Mr. Lee having to pay additional tax.

We will subject any severance payment to normal withholding. If the termination occurs before we award a bonus for that year, then we will base the bonus compensation component of the severance payment on the prior year’s bonus. What we mean by bonus for purposes of the severance payment includes cash bonus payments and the present value of non-cash bonuses, such as options or restricted stock.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment or distribution that we make to Mr. Lee or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Mr. Lee to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Limitation on Termination Payments

Notwithstanding the foregoing, the agreement limits all severance and similar payments to Mr. Lee to the maximum of three years of salary, including bonuses and guaranteed benefits. If necessary, we will reduce any gross-up payment to comply with this limit.

Non-Compete Commitment

During the term of his employment and for one year after any termination of his employment, Mr. Lee agrees not to accept a position as a Chief Operating Officer with any competitors of CryoLife in the cardiac, vascular or orthopedic tissue processing business or biological glue business within the U.S. Mr. Lee must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of his employment and for one year after any termination, Mr. Lee agrees not to solicit or hire away any person employed by CryoLife without CryoLife’s prior written consent.

Gerald B. Seery, Senior Vice President, Sales and Marketing (1)

Executive Benefits and Payments Upon Termination
	Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following a Change of Control
Cash Compensation	$311,383	(2)	—		—		—		$311,383	(2)	$622,766	(3)
Accelerated Stock Options	—		—		—		—		$332,443	(4)	$332,443	(4)
Accrued Vacation Pay	$4,327	(5)	$4,327	(5)	$4,327	(5)	$4,327	(5)	—		$4,327	(5)
Total:	$315,710		$4,327		$4,327		$4,327		$643,826		$959,536

(1)	This table assumes all termination and change of control events occurred as of December 29, 2006.
(2)	The amount shown is equal to one times the sum Mr. Seery’s 2006 salary and his 2006 quarterly commission plan bonus. He was not paid any additional bonus during the 2006 calendar year. If the termination or change of control had occurred on or after February 13, 2007, the date on which the Compensation Committee approved the payment of bonuses for 2006, the amount shown would have been $396,244, which is equal to one times the sum of Mr. Seery’s 2007 salary, the 2006 quarterly commission plan bonus and his bonus which was approved on February 13, 2007.
(3)	This amount assumes that following a change of control Mr. Seery terminated his employment for good reason, or we terminated him without cause. Mr. Seery would also receive the amount shown if we terminated his employment without cause at any time within the 12 months prior to the change of control. If the termination or change of control had occurred on or after February 13, 2007, the date on which the Compensation Committee approved the payment of bonuses for 2006, the amount shown would have been $792,488, which is equal to two times the sum of Mr. Seery’s 2007 salary, the 2006 quarterly commission plan bonus and his bonus which was approved on February 13, 2007.
(4)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. The amount disclosed is the remaining 123(R) expense that we would incur upon acceleration of the options. The value of the accelerated options calculated as the difference between the exercise price and the closing price as of December 29, 2006 would have been $104,780.
(5)	The amount shown represents payment of $120.19 per hour for accumulated vacation hours that Mr. Seery had not taken as of December 29, 2006. Mr. Seery had 36 hours of accumulated vacation as of December 29, 2006.

On February 14, 2007, the Compensation Committee granted 3,750 shares of restricted CryoLife common stock to Mr. Seery under CryoLife’s 2004 Employee Stock Incentive Plan. These restricted shares vest on the third anniversary of the grant date; however, pursuant to the terms of the 2004 Employee Stock Incentive Plan, the restricted shares will become fully vested upon a change of control. Also on February 14, 2007, the Compensation Committee granted options to purchase 22,500 shares to Mr. Seery under the 1998 Long-Term Incentive Plan, which options were issued and priced on February 23, 2007. These options vest 33 1/3% per year beginning on the first anniversary of the issuance date and have a 7 year term; however, pursuant to the terms of the 1998 Long-Term Incentive Plan, the options will become fully vested upon a change of control if the Compensation Committee does not determine otherwise. Because the restricted shares as well as the options were not outstanding on December 31, 2006, they are not included in the table above. See “Gerald B. Seery, Senior Vice President, Sales and Marketing—Equity Incentives” under “Compensation Discussion & Analysis” at page 26.

Change of Control

Mr. Seery’s employment agreement dictates the payments Mr. Seery will receive if a change of control occurs. Within 3 months following a change of control, we will pay Mr. Seery a retention payment equal to his salary and bonus for the year in which the change of control occurs, provided that he either remains employed by us at that time, or if he is not so employed, that we terminated him without cause within 12 months before the change of control. If a change of control occurs before we award the bonus for that year, then we will base the bonus component on the previous year’s bonus. The bonus for these purposes includes any cash bonus payments and the present value of non-cash bonuses such as options or restricted stock. We will pay the retention payment in addition to any termination payments that may be due to Mr. Seery following termination of employment.

The following events would constitute a change of control requiring a retention payment:

•	any person, including a syndicate or group, becomes the beneficial owner of 20% or more of CryoLife’s voting securities;

•

CryoLife merges or consolidates with another corporation and as a result less than 60% of the outstanding voting securities of the resulting or surviving entity are owned by either the shareholders of CryoLife immediately before the merger or consolidation or the shareholders of CryoLife entitled to vote on the merger or consolidation as of the relevant record date;

•

any individuals who were on the board as of November 1, 2005 and any new director whose appointment was approved by a vote of at least two-thirds of the directors who either were directors on November 1, 2005 or whose appointment was previously so approved cease for any reason to constitute a majority of directors; or

•	CryoLife transfers substantially all of its assets to another corporation that is a less than 60% owned subsidiary of CryoLife.

Death

Mr. Seery’s employment agreement terminates automatically upon Mr. Seery’s death. We will not have to make any other payments except for payments we owe under any obligations which accrued through the date of death.

Disability

Mr. Seery’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Mr. Seery in writing that we intend to terminate his employment. The termination will become effective 30 days after Mr. Seery receives the notice unless he returns to full-time work. If we terminate Mr. Seery’s employment because of disability, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of termination.

Termination for Cause

If we determine that Mr. Seery has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Mr. Seery has not substantially performed his duties. We may also terminate Mr. Seery’s employment for cause if he willfully engages in illegal conduct or gross misconduct which we can demonstrate materially and demonstrably injured CryoLife. If we terminate Mr. Seery for cause, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of his termination.

Termination by Mr. Seery for Good Reason or by CryoLife for any Reason other than Cause, Death or Disability

Mr. Seery can terminate his employment for good reason if any of the following events occur:

•	he is assigned duties inconsistent with his current position or duties;

•	CryoLife takes any other action resulting in diminution of Mr. Seery’s position or duties, unless the action is inadvertent and is promptly remedied;

•	CryoLife fails to pay the base salary, bonus or all reasonable expenses under the agreement;

•	CryoLife threatens to terminate Mr. Seery for reasons other than for cause, death or disability; or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Mr. Seery terminates his employment for good reason or if we terminate him for any reason other than for cause, death or disability, we will pay Mr. Seery a severance payment equal to one times his salary and bonus for the year in which the termination occurred.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 12 equal monthly installments starting 30 days after Mr. Seery is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•	We will begin to pay the severance payment 6 months after Mr. Seery’s termination if necessary to prevent Mr. Seery from having to pay additional tax under Section 409A of the Internal Revenue Code.

•

We will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change of control or within 6 months before the change of control if Section 409A allows us to make such a payment without Mr. Seery having to pay additional tax.

We will subject any severance payment to normal withholding. If the termination occurs before we award a bonus for that year, then we will base the bonus compensation component of the severance payment on the prior year’s bonus. What we mean by bonus for purposes of the severance payment includes cash bonus payments and the present value of non-cash bonuses, such as options or restricted stock.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment or distribution that we make to Mr. Seery or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Mr. Seery to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Limitation on Termination Payments

Notwithstanding the foregoing, the agreement limits all severance and similar payments to Mr. Seery to the maximum of three years of salary, including bonuses and guaranteed benefits. If necessary, we will reduce any gross-up payment to comply with this limit.

Non-Compete Commitment

During the term of his employment and for one year after any termination of his employment, Mr. Seery agrees not to accept a position as a Vice President of Sales or Marketing or similar positions such as National Sales or Marketing Manager with any competitors of CryoLife in the cardiac, vascular or orthopedic tissue processing business or biological glue business within the U.S. Mr. Seery must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of his employment and for one year after any termination, Mr. Seery agrees not to solicit or hire away any person employed by CryoLife without CryoLife’s prior written consent.

Albert E. Heacox, Ph.D., Senior Vice President, Research and Development (1)

Executive Benefits and Payments Upon Termination
	Good Reason or Involuntary Not for Cause Termination		Termination Without Cause Within the 6 Months Preceding a Change of Control		Good Reason or Involuntary Not for Cause Termination Following a Change of Control
Cash Compensation	$265,650	(2)	$531,300	(3)	$531,300	(3)
Accelerated Stock Options	—		$196,992	(4)	$196,992	(4)
Total:	$265,650		$728,292		$728,292

(1)	This table assumes all termination and change of control events occurred as of December 29, 2006.
(2)	The amount shown is equal to one times Dr. Heacox’s 2006 salary. He was not paid a bonus during the 2006 calendar year. If the termination had occurred on or after February 13, 2007, the date on which the Compensation Committee approved payment of bonuses for 2006, the amount shown would have been $432,293, which is equal to one times the sum of Dr. Heacox’s 2007 salary and his bonus which was approved on February 13, 2007.
(3)	The amount shown is equal to two times Dr. Heacox’s 2006 salary. If the termination had occurred on or after February 13, 2007, the date on which the Compensation Committee approved the payment of bonuses for 2006, the amount shown would have been $864,586, which is equal to two times the sum of Dr. Heacox’s 2007 salary and his bonus which was approved on February 13, 2007; however, his employment agreement and CryoLife’s bylaws provide that total severance, separation and similar payments are limited to the named executive’s annual salary over the three years ended prior to the termination or other determinative event, including bonuses and guaranteed benefits. Application of this provision would reduce that payment to $810,133.
(4)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. The amount disclosed is the remaining SFAS 123(R) expense that we would incur upon acceleration of the options. The value of the accelerated options calculated as the difference between the exercise price and the closing price as of December 29, 2006 would have been $135,247.

On February 14, 2007, the Compensation Committee granted 3,750 shares of restricted CryoLife common stock to Dr. Heacox under CryoLife’s 2004 Employee Stock Incentive Plan. These restricted shares vest on the third anniversary of the grant date; however, pursuant to the terms of the 2004 Employee Stock Incentive Plan, the restricted shares will become fully vested upon a change of control. Also on February 14, 2007, the Compensation Committee granted options to purchase 22,500 shares to Dr. Heacox under the 1998 Long-Term Incentive Plan, which options were issued and priced on February 23, 2007. These options vest 33 1/3% per year beginning on the first anniversary of the issuance date and have a 7 year term; however, pursuant to the terms of the 1998 Long-Term Incentive Plan, the options will become fully vested upon a change of control if the Compensation Committee does not determine otherwise. Because the restricted shares as well as the options were not outstanding on December 31, 2006, they are not included in the table above. See “Albert E. Heacox, Ph.D., Senior Vice President, Research and Development—Equity Incentives” under “Compensation Discussion & Analysis” at page 29.

Death

Dr. Heacox’s employment agreement terminates automatically upon Dr. Heacox’s death. We will not have to make any other payments except for payments we owe under any obligations which accrued through the date of death.

Disability

Dr. Heacox’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Dr. Heacox in writing that we intend to terminate his employment. The termination will become effective 30 days after Dr. Heacox receives the notice unless he returns to full-time work. If we terminate Dr. Heacox’s employment because of disability, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of termination.

Termination for Cause

If we determine that Dr. Heacox has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Dr. Heacox has not substantially performed his duties. We may also terminate Dr. Heacox’s employment for cause if he willfully engages in illegal conduct or gross misconduct which we can demonstrate materially and demonstrably injured CryoLife. If we terminate Dr. Heacox for cause, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of his termination.

Termination by Dr. Heacox for Good Reason or by CryoLife for any Reason other than Cause, Death or Disability

Dr. Heacox can terminate his employment for good reason if any of the following events occur:

•	he is assigned duties inconsistent with his current position or duties;

•	CryoLife takes any other action resulting in diminution of Dr. Heacox’ position or duties, unless the action is inadvertent and is promptly remedied;

•	CryoLife fails to pay the base salary, bonus or all reasonable expenses under the agreement;

•	CryoLife threatens to terminate Dr. Heacox for reasons other than for cause, death or disability; or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Dr. Heacox terminates his employment for good reason or if we terminate him for any reason other than for cause, death or disability, we will pay Dr. Heacox a severance payment equal to one times his salary and bonus for the year in which the termination occurred. However, if a change of control has occurred, as discussed below, and if Dr. Heacox has remained employed at that time or if he was terminated without cause within the 6 months preceding the change of control, we will pay an increased severance payment equal to two times Dr. Heacox’ salary and bonus for the year in which the termination occurs.

Change of Control

The following events would constitute a change of control under the agreement and could result in an increased severance payment upon termination as discussed above:

•	any person, including a syndicate or group, becomes the beneficial owner of 20% or more of CryoLife’s voting securities;

•

CryoLife merges or consolidates with another corporation and as a result less than 60% of the outstanding voting securities of the resulting or surviving entity are owned by either the shareholders of CryoLife immediately before the merger or consolidation or the shareholders of CryoLife entitled to vote on the merger or consolidation as of the relevant record date;

•

any individuals who were on the board as of May 4, 2006 and any new director whose appointment was approved by a vote of at least two-thirds of the directors who either were directors on May 4, 2006 or whose appointment was previously so approved cease for any reason to constitute a majority of directors; or

•	CryoLife transfers substantially all of its assets to another corporation that is a less than 60% owned subsidiary of CryoLife.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 24 equal monthly installments starting 30 days after Dr. Heacox is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•	We will begin to pay the severance payment 6 months after Dr. Heacox’s termination if necessary to prevent Dr. Heacox from having to pay additional tax under Section 409A of the Internal Revenue Code.

•

We will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change of control or within 6 months before the change of control occurs if Section 409A allows us to make such a payment without Dr. Heacox having to pay additional tax.

We will subject any severance payment to normal withholding. If the termination occurs before we award a bonus for that year, then we will base the bonus compensation component of the severance payment on the prior year’s bonus. What we mean by bonus for these purposes includes cash bonus payments and the present value of non-cash bonuses, such as options or restricted stock.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment or distribution that we make to Dr. Heacox or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Dr. Heacox to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Limitation on Termination Payments

Notwithstanding the foregoing, the agreement limits all severance and similar payments to Dr. Heacox to the maximum of three years of salary, including bonuses and guaranteed benefits. If necessary, we will reduce any gross-up payment to comply with this limit.

Non-Compete Commitment

During the term of employment and for one year after any termination of his employment, Dr. Heacox agrees not to accept a position as Senior Vice President of Research and Development with any competitors of CryoLife in the cardiac, vascular or orthopedic tissue processing business or biological glue business within the U.S. Dr. Heacox must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of his employment and for one year after any termination, Dr. Heacox agrees not to solicit or hire away any person employed by CryoLife without CryoLife’s prior written consent.

David M. Fronk, Vice President, Regulatory Affairs and Quality Assurance (1)

	Executive Benefits and Payments Upon Termination
	Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Termination Without Cause Within the 6 Months Preceding a Change of Control		Good Reason or Involuntary Not for Cause Termination Following a Change of Control
Cash Compensation	$240,000	(2)	—		—		—		$480,000	(3)	$480,000	(3)

Accelerated Stock Options	—		—		—		—		184,865	(4)	184,865	(4)

Accrued Vacation Pay	$2,769	(5)	$2,769	(5)	$2,769	(5)	$2,769	(5)	$2,769	(5)	$2,769	(5)

Total:	$242,769		$2,769		$2,769		$2,769		$667,634		$667,634

(1)	This table assumes all termination events occurred as of December 29, 2006.
(2)	Amount shown is equal to one times Mr. Fronk’s 2006 salary. He was not paid a bonus during the 2006 calendar year. If the termination had occurred on or after February 13, 2007, the date on which the Compensation Committee approved payment of bonuses for 2006, the amount shown would have been $375,025, which is equal to one times the sum of Mr. Fronk’s 2007 salary and his bonus which was approved on February 13, 2007.
(3)	The amount shown is equal to two times Mr. Fronk’s 2006 salary. If the termination had occurred on or after February 13, 2007, the date on which the Compensation Committee approved the payment of bonuses for 2006, the amount shown would have been $750,050, which is equal to two times the sum of Mr. Fronk’s 2006 salary and his bonus which was approved on February 13, 2007; however, his employment agreement and CryoLife’s bylaws provide that total severance, separation and similar payments are limited to the named executive’s annual salary over the three years ended prior to the termination or other determinative event, including bonuses and guaranteed benefits. Application of this provision would reduce that payment to $713,522.
(4)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control if the Compensation Committee does not determine otherwise. The amount disclosed is the remaining SFAS 123(R) expense that we would incur upon acceleration of the options. The value of the accelerated options calculated as the difference between the exercise price and the closing price as of December 29, 2006 would have been $120,145.
(5)	The amount shown represents payment of $115.38 per hour for accumulated vacation hours that Mr. Fronk has not taken as of December 29, 2006. Mr. Fronk had 24 hours of accumulated vacation as of December 29, 2006.

On February 14, 2007, the Compensation Committee granted 2,500 shares of restricted CryoLife common stock to Mr. Fronk under CryoLife’s 2004 Employee Stock Incentive Plan. These restricted shares vest on the third anniversary of the grant date; however, pursuant to the terms of the 2004 Employee Stock Incentive Plan, the restricted shares will become fully vested upon a change of control. Also on February 14, 2007, the Compensation Committee granted options to purchase 15,000 shares to Mr. Fronk under the 1998 Long-Term Incentive Plan, which options were issued and priced on February 23, 2007. These options vest 33 1/3% per year beginning on the first anniversary of the issuance date and have a 7 year term; however, pursuant to the terms of the 1998 Long-Term Incentive Plan, the options will become fully vested upon a change of control if the Compensation Committee does not determine otherwise. Because the restricted shares as well as the options were not outstanding on December 31, 2006, they are not included in the table above. See “David M. Fronk, Vice President, Regulatory Affairs and Quality Assurance—Equity Incentives” under “Compensation Discussion & Analysis” at page 32.

Death

Mr. Fronk’s employment agreement terminates automatically upon Mr. Fronk’s death. We will not have to make any other payments except for payments we owe under any obligations which accrued through the date of death.

Disability

Mr. Fronk’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Mr. Fronk in writing that we intend to terminate his employment. The termination will become effective 30 days after Mr. Fronk receives the notice unless he returns to full-time work. If we terminate Mr. Fronk’s employment because of disability, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of termination.

Termination for Cause

If we determine that Mr. Fronk has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Mr. Fronk has not substantially performed his duties. We may also terminate Mr. Fronk’s employment for cause if he willfully engages in illegal conduct or gross misconduct which we can demonstrate materially and demonstrably injured CryoLife. If we terminate Mr. Fronk for cause, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of termination.

Termination by Mr. Fronk for Good Reason or by CryoLife for any Reason other than Cause, Death or Disability

Mr. Fronk can terminate his employment for good reason if any of the following events occur:

•	he is assigned duties inconsistent with his current position or duties;

•	CryoLife takes any other action resulting in diminution of Mr. Fronk’s position or duties, unless the action is inadvertent and is promptly remedied;

•	CryoLife fails to pay the base salary, bonus or all reasonable expenses under the agreement;

•	CryoLife threatens to terminate Mr. Fronk for reasons other than for cause, death or disability; or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Mr. Fronk terminates his employment for good reason or if we terminate him for any reason other than for cause, death or disability, we will pay Mr. Fronk a severance payment equal to one times his salary and bonus for the year in which the termination occurred. However, if a change of control has occurred, as discussed below, and if Mr. Fronk has remained employed at that time or if he was terminated without cause within the 6 months preceding the change of control, we will pay an increased severance payment equal to two times Mr. Fronk’s salary and bonus for the year in which the termination occurs.

Change of Control

The following events would constitute a change of control under the agreement and could result in an increased severance payment upon termination as discussed above:

•	any person, including a syndicate or group, becomes the beneficial owner of 20% or more of CryoLife’s voting securities;

•

CryoLife merges or consolidates with another corporation and as a result less than 60% of the outstanding voting securities of the resulting or surviving entity are owned by either the shareholders of CryoLife immediately before the merger or consolidation or the shareholders of CryoLife entitled to vote on the merger or consolidation as of the relevant record date;

•

any individuals who were on the board as of May 4, 2006 and any new director whose appointment was approved by a vote of at least two-thirds of the directors who either were directors on May 4, 2006 or whose appointment was previously so approved cease for any reason to constitute a majority of directors; or

•	CryoLife transfers substantially all of its assets to another corporation that is a less than 60% owned subsidiary of CryoLife.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 24 equal monthly installments starting 30 days after Mr. Fronk is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•	We will begin to pay the severance payment 6 months after Mr. Fronk’s termination if necessary to prevent Mr. Fronk from having to pay additional tax under Section 409A of the Internal Revenue Code.

•

We will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change of control or within 6 months before the change of control occurs if Section 409A allows us to make such a payment without Mr. Fronk having to pay additional tax.

We will subject any severance payment to normal withholding. If the termination occurs before we award a bonus for that year, then we will base the bonus compensation component of the severance payment on the prior year’s bonus. What we mean by bonus for these purposes includes cash bonus payments and the present value of non-cash bonuses, such as options or restricted stock.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment or distribution that we make to Mr. Fronk or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Mr. Fronk to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Limitation on Termination Payments

Notwithstanding the foregoing, the agreement limits all severance and similar payments to Mr. Fronk to the equivalent of three years of salary, including bonuses and guaranteed benefits. If necessary, we will reduce any gross-up payment to comply with this limit.

Non-Compete Commitment

During the term of employment and for one year after any termination of his employment, Mr. Fronk agrees not to accept a position as Vice President of Regulatory Affairs and Quality Assurance with any competitors of CryoLife in the cardiac, vascular or orthopedic tissue processing business or biological glue business within the U.S. Mr. Fronk must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of Mr. Fronk’s employment and for one year after any termination, Mr. Fronk agrees not to solicit or hire away any person employed by CryoLife without CryoLife’s prior written consent.

DIRECTOR COMPENSATION

The following table provides compensation information for the one year period ended December 31, 2006 for each person who was a member of our Board of Directors in 2006:

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (9) (c)	Option Awards ($) (10) (d)	All Other Compensation ($) (11) (g)	Total ($) (h)
Thomas F. Ackerman	$42,917	(1)	$4,557	$29,500	$4,786	$81,760
James S. Benson	$40,000	(2)	$4,557	$29,500	$4,786	$78,843
Daniel J. Bevevino	$41,667	(3)	$4,557	$29,500	$4,786	$80,510
John M. Cook	$43,333	(4)	$4,557	$29,500	$4,786	$82,176
Ronald C. Elkins, M.D.	$43,333	(5)	$4,557	$29,500	$4,786	$82,176
Virginia C. Lacy	$43,750	(6)	$4,557	$29,500	$4,786	$82,593
Ronald D. McCall, Esq.	$65,000	(7)	$4,557	$29,500	$4,786	$103,843
Bruce J. Van Dyne, M.D.	$45,000	(8)	$4,557	$29,500	$4,786	$83,843

(1)	The amount shown represents annual retainer of $40,000 as well as $2,917 in prorated chairman’s fees for Mr. Ackerman’s service as Chairman of the Nominating and Corporate Governance Committee from September 25, 2006 to December 31, 2006 and Chairman of the Compensation Committee from January 1, 2006 to May 4, 2006.
(2)	The amount shown represents annual retainer of $40,000.
(3)	The amount shown represents annual retainer of $40,000 as well as $1,667 in prorated chairman’s fees for Mr. Bevevino’s service as Chairman of the Audit committee from January 1, 2006 to May 4, 2006.
(4)	The amount shown represents annual retainer of $40,000 as well as $3,333 in prorated chairman’s fees for Mr. Cook’s service as Chairman of the Audit committee from May 4, 2006 to December 31, 2006.
(5)	The amount shown represents annual retainer of $40,000 as well as $3,333 in prorated chairman’s fees for Dr. Elkins’ service as Chairman of the Compensation Committee from May 4, 2006 to December 31, 2006.
(6)	The amount shown represents annual retainer of $40,000 as well as $3,750 in prorated chairman’s fees for Ms. Lacy’s service as Chairman of the Nominating and Corporate Governance Committee from January 1, 2006 to September 25, 2006.
(7)	The amount shown represents annual retainer of $40,000 as well as an additional $25,000 retainer as presiding director during 2006.
(8)	The amount shown represents annual retainer of $40,000 as well as $5,000 in chairman’s fees for Dr. Van Dyne’s service as Chairman of the Regulatory Affairs and Quality Assurance Policy committee during 2006.
(9)	The amount shown represents the portion of the SFAS 123(R) fair value recognized in 2006 of the grant of 2,500 restricted shares of CryoLife stock granted to each CryoLife Director on August 7, 2006. The shares vest ratably over twelve months and any unvested portion of the award will be forfeited if the Director ceases to serve as a director of the company for any reason. The awards were made under the 2002 Stock Incentive Plan.
(10)

The amounts shown reflect the SFAS 123(R) expense incurred in 2006 for all unvested grants for which a charge was taken in 2006. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No forfeitures for the above named directors occurred during CryoLife’s 2006 fiscal year. See Note 11 of the Notes to Consolidated Financial Statements filed with the company’s annual report on Form 10-K for the year ended December 31, 2006 for assumptions used in valuing the option awards. As of December 31, 2006, each Director has the following number of options outstanding: Thomas F. Ackerman: 30,000; James S. Benson: 20,000; Daniel J. Bevevino: 30,000; John M. Cook: 47,500; Ronald C. Elkins, M.D.: 77,500; Virginia C. Lacy: 61,000; Ronald D. McCall, Esq.: 88,925; Bruce J. Van Dyne, M.D.: 67,500.

(11)	Each Director received a cash award of $4,786 to mitigate the tax effects of the 2,500 restricted share grant made on August 7, 2006. The $4,786 amount is equal to 35% of the closing price of CryoLife common stock on the New York Stock Exchange on August 1, 2006.

Steven G. Anderson, Chairman of the Board, received no compensation other than his executive officer compensation discussed at “2006 Compensation” starting on page 18.

Elements of Director Compensation

Annual Retainer and committee Chair Fees

During 2006, each of the non-employee Directors of the Board of Directors of CryoLife was paid an annual retainer of $40,000. Each committee Chairman received an additional $5,000 chairman’s fee. The Presiding Director also received an additional $25,000 retainer. CryoLife paid all of these fees in cash, on a monthly basis.

Derivative Settlement Regarding Director Compensation

As part of the settlement of shareholder derivative litigation in the third quarter of 2005, CryoLife and its management agreed to several changes in corporate governance, including the requirement that at least 50% of Directors’ annual fees be paid in CryoLife stock through at least September 30, 2009, computed as including the fair value of stock grants, the aggregate amount to be expensed in the case of option grants, and amounts paid in cash to cover taxes on stock grants. The settlement terms will remain in effect for four years from the date of court approval of the final settlement, unless CryoLife common stock ceases to be publicly traded.

Option Grants

2004 Non-Employee Directors Stock Option Plan. On February 24, 2004, the Board of Directors adopted the 2004 Non-Employee Directors Stock Option Plan, which the stockholders approved in June 2004. Options granted under this plan are not transferable other than by will or the laws of descent and distribution. CryoLife’s 2004 Non-Employee Directors Stock Option Plan provides for the grant of options to acquire up to a maximum of 500,000 shares of common stock, subject to certain adjustments. Newly appointed non-employee Directors receive a 10,000 share option under the plan. If reelected at the annual meeting, each non-employee Director receives a 10,000 share option grant on the next business day. The exercise price of the option is the closing price of CryoLife common stock on the New York Stock Exchange on the grant date.

Restricted Stock Grants

On August 1, 2006, the Compensation Committee granted awards of 2,500 shares of restricted stock, effective at the close of business on August 7, 2006, to each non-employee Director. The Committee made this award in order to satisfy the requirements of the settlement in the shareholder derivative litigation that at least 50% of Directors’ annual fees be paid in stock. Each award vests ratably over twelve months. If a Director ceases to serve as a Director for any reason, he or she will forfeit any unvested portion of the award. The Committee granted these awards under the 2002 Stock Incentive Plan. Each Director also received a cash payment equal to 35% of the SFAS 123R expense related to the grant to partially offset the estimated related income tax expense resulting from the grant. In connection with Ms. Lacy’s and Dr. VanDyne’s retirement from the Board, and in light of their service to CryoLife, on February 14, 2007 the Committee recommended and the Board approved the acceleration of the vesting of their restricted stock, effective the day prior to the 2007 annual meeting of shareholders provided that they remain in office on that date.

Compensation Committee Interlocks and Insider Participation

The following three Directors served on the Compensation Committee of CryoLife’s Board of Directors for all of fiscal 2006: Mr. Ackerman, Mr. Cook and Dr. Elkins. Mr. Bevevino served on Compensation Committee from January 2006 through May 2006. Mr. Ackerman served as Chairman of the Compensation Committee from January 2006 to May 2006, at which time Dr. Elkins assumed the role of Chairman. No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers currently serve, or served during fiscal 2006, as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers currently serve, or served during fiscal 2006, as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

In 2006, CryoLife paid approximately $135,000 to Charles River Laboratories International, Inc. for supplies for clinical trials purchased from Charles River Laboratories. In 2007, CryoLife has paid approximately $10,000 to Charles River Laboratories through March 8, 2007, for supplies and clinical trials purchased from Charles River Laboratories, and CryoLife anticipates that this relationship will continue for the foreseeable future. The prices paid in 2006 and 2007 were determined through arm’s length negotiations. Mr. Ackerman is an Executive Vice President and Chief Financial Officer of Charles River.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that CryoLife’s executive officers, Directors, and persons who beneficially own more than 10% of CryoLife’s stock file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, Directors, and greater than 10% beneficial owners are required by SEC regulations to furnish CryoLife with copies of all Section 16(a) forms they file.

Based solely on its review of copies of forms received by it pursuant to Section 16(a) of the Securities Exchange Act of 1934 or written representations from reporting persons, CryoLife believes that with respect to 2006, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with.

Certain Transactions

CryoLife employs Mr. Anderson’s son, Bruce G. Anderson, age 40, as Director of Cardiovascular Field Services in the Marketing Department. He has held various positions within CryoLife since 1994. His compensation during 2006, including commissions, was approximately $210,000. For 2007, his base salary is approximately $126,000 and his commission rate is 0.15% of the revenues from BioGlue and 0.1475% of the revenues from cardiac and vascular allograft tissue processing. Bruce G. Anderson participates in CryoLife’s employee benefit plans on the same basis as all other employees, including CryoLife’s stock option plans and the CryoLife 401K Plan.

CERTAIN BENEFICIAL OWNERSHIP

The name and address of each person or entity who owned beneficially 5% or more of the outstanding shares of common stock of CryoLife on March 26, 2007 together with the number of shares owned and the percentage of outstanding shares that ownership represents is set forth in the following table. The table also shows information concerning beneficial ownership by the Named Executives, retiring Directors Virginia Lacy and Bruce Van Dyne, M.D., and by all current Directors and executive officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. To CryoLife’s knowledge, none of the shares shown in the table below is subject to a pledge or similar arrangement.

	Number of Shares of CryoLife Common Stock Beneficially Owned		Percentage of Outstanding Shares of CryoLife Common Stock
Steven G. Anderson	1,770,585	(1)	7.0%
David M. Fronk	74,273	(2)	*
Albert E. Heacox, Ph.D.	110,515	(3)	*
David Ashley Lee	182,876	(4)	*
Gerald B. Seery	61,565	(5)	*
Virginia C. Lacy	519,159	(6)	2.1%
Bruce J. Van Dyne, M.D.	80,300	(7)	*
O.S.S. Capital Management, L.P.	2,000,000	(8)	8.0%
All current Directors and Executive Officers as a group (13 persons)	3,376,906	(9)	13.1%

*	Ownership represents less than 1% of outstanding CryoLife common stock.
(1)	This amount includes 107,924 shares held of record by Ms. Ann B. Anderson, Mr. Anderson’s spouse, as well as 106,471 shares held in a grantor-retained annuity trust. Also includes 115,000 shares held in a grantor-retained annuity trust, of which Mr. Anderson’s spouse is the trustee. This amount also includes 220,690 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 26, 2007. This amount also includes 10,625 shares of unvested restricted stock subject to forfeiture that Mr. Anderson holds as of March 26, 2007. The business address for Mr. Anderson is: c/o CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.
(2)	This amount includes 50,240 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 26, 2007. This amount also includes 2,500 shares of unvested restricted stock subject to forfeiture that Mr. Fronk holds as of March 26, 2007.
(3)	This amount includes 41,030 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 26, 2007. This amount also includes 45,000 shares owned by Dr. Heacox’s spouse as trustee of a living trust, 5,346 shares owned by Dr. Heacox as trustee of a living trust. This amount also includes 3,750 shares of unvested restricted stock subject to forfeiture which Dr. Heacox holds as of March 26, 2007.
(4)	This amount includes 112,100 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 26, 2007. This amount also includes 1,500 shares held by Mr. Lee’s minor children. This amount also includes 6,250 shares of unvested restricted stock subject to forfeiture which Mr. Lee holds as of March 26, 2007.
(5)	This amount includes 48,300 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 26, 2007. This amount also includes 3,750 shares of unvested restricted stock subject to forfeiture which Mr. Seery holds as of March 26, 2007.
(6)	This amount includes 61,000 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 26, 2007. This amount also includes 267,280 shares owned by Ms. Lacy as beneficiary of trusts, 165,879 shares owned as beneficiary of an investment retirement account. This amount also includes 1,042 shares of unvested restricted stock subject to forfeiture which Ms. Lacy holds as of March 26, 2007. This amount also includes 22,500 held in her capacity as administrator of pension plan.
(7)	This amount includes 67,500 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 26, 2007. This amount also includes 1,042 shares of unvested restricted stock subject to forfeiture which Dr. Van Dyne holds as of March 26, 2007.
(8)	This information is based in part on Schedule 13G filed on February 14, 2007 by Oscar S. Schafer & Partners I LP, a Delaware limited partnership (“OSS I”); Oscar S. Schafer & Partners II LP, a Delaware limited partnership (“OSS II”, and together with OSS I, the “Partnerships”); O.S.S. Advisors LLC, a Delaware limited liability company (the “General Partner”), which serves as the general partner of each of the Partnerships; O.S.S. Overseas Fund Ltd., a Cayman Islands exempted company (“OSS Overseas”); O.S.S. Capital Management LP, a Delaware limited partnership (the “Investment Manager”), which serves as investment manager, and management company, to OSS Overseas and the Partnerships, respectively, and has investment discretion with respect to shares of Common Stock directly owned by OSS Overseas and Partnerships; Schafer Brothers LLC, a Delaware limited liability company (the “SB LLC”), which serves as the general partner to the Investment Manager; and Mr. Oscar S. Schafer (“Mr. Schafer”), who serves as the senior managing member of the General Partner and of SB LLC. The address for all of these stockholders (or the investment adviser), except OSS Overseas, is c/o 598 Madison Avenue, New York, NY 10022. OSS Overseas’ address is SEI Investments Global (Cayman) Limited, Harbor Place, 5th Floor, South Church Street, P.O. Box 30464 SMB, Grand Cayman, Cayman Islands, British West Indies.
(9)	This amount includes 782,019 shares subject to options, that are presently exercisable or will become exercisable within 60 days after March 26, 2007. Includes 271,817 shares held as trustees by an executive officer and his spouse. This amount also includes 267,280 shares held as beneficiary of three trusts, and 165,879 shares held as beneficiary of an IRA, or of Ms. Lacy’s deceased spouse. This amount also includes 22,500 shares held as administrator of a pension plan. Includes 19,500 shares held by CT Investments, LLC, which is controlled by Mr. Cook. This amount also includes 123,924 shares held of record by the spouses of executive officers and Directors. This amount also includes 1,500 shares held of record by the children of executive officers. This amount also includes 35,211 shares of unvested restricted common stock subject to forfeiture that all current Directors and Executive Officers as a group hold as of March 26, 2007.

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as independent registered public accounting firm for the company for the fiscal year ending December 31, 2007, pending ratification by the company’s shareholders. The submission of this appointment for ratification by shareholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the shareholders do not ratify the appointment of Deloitte & Touche, the selection of such firm as the independent registered public accounting firm for the company will be reconsidered by the Audit Committee, provided that the committee retains sole authority with respect to all decisions regarding the engagement of the company’s independent registered public accounting firm.

CryoLife’s Independent Registered Public Accounting Firm

Deloitte & Touche served as our independent registered public accounting firm for the audit of our financial statements for fiscal year 2006 and has been engaged for fiscal year 2007. The company initially engaged Deloitte & Touche as its independent registered public accounting firm in 2002. Representatives of Deloitte & Touche are expected to attend the 2007 Annual Meeting; they will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

The report of Deloitte & Touche on our audited consolidated financial statements at December 31, 2006 and December 31, 2005 and for the fiscal years then ended, contained no adverse opinion or disclaimer of opinion and is not qualified or modified as to uncertainty, audit scope or accounting principles.

Fees Paid To the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the company’s annual financial statements for the years ended December 31, 2006 and 2005, and fees billed for other services rendered by Deloitte & Touche during those periods.

	2006	2005
Audit fees (1)	$636,000	$364,000
Audit-related fees (2)	—	$93,000
Tax fees (3)	$27,000	$20,000
All other fees	—	—
Total:	$663,000	$477,000

(1)	Audit fees consisted of work performed in the integrated audit of the financial statements and internal control over financial reporting or the review of interim financial statements and the related SEC Form 10-K and 10-Q filings, respectively.
(2)	Audit related fees consisted primarily of audits of employee benefit plans, replies to regulatory agencies’ requests, and other SEC filings.
(3)	Tax fees consisted of tax compliance and reporting. Tax services provided by other firms were not included in this disclosure.

The company’s Audit Committee approved all of the services described above. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such firm’s independence.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee’s Pre-approval Policies and Procedures

The Audit Committee has the sole authority to appoint or replace, compensate, and oversee the work of any independent registered public accounting firm, who must be, when required, a registered firm as defined by law, whose purpose is the preparation or issuance of an audit report or related work. The independent registered public accounting firm’s reports and other communications are to be delivered directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting.

The Audit Committee pre-approves all audit and non-audit services performed by the independent registered public accounting firm and all engagement fees and terms in connection therewith, except as otherwise permitted by federal law and regulations. To date, no services have been approved by the audit committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which provides a limited exception to the requirement that services be approved in advance by the Audit Committee if certain conditions are met.

HOUSEHOLDING

Stockholders who share the same last name and address may receive only one copy of our annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the annual report and proxy statement at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the annual report and proxy statement, you may request that you receive only one copy. All communications should be directed to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355.

If you are a beneficial owner, you can request additional copies of the annual report and proxy statement or you can request householding by notifying your broker, bank or nominee.

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at CryoLife’s 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by CryoLife by December 4, 2007 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of Director candidates, must be received by CryoLife by no later than January 3, 2008 but no earlier than October 5, 2007, in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals which may come before the 2008 Annual Meeting. If the month and day of the next annual meeting is advanced or delayed by more than 30 calendar days from the month and day of the annual meeting to which this proxy statement relates, CryoLife shall, in a timely manner, inform its stockholders of the change, and the date by which proposals of stockholders must be received.

Upon the written request of any record or beneficial owner of common stock of CryoLife whose proxy was solicited in connection with the 2007 Annual Meeting of Stockholders, CryoLife will furnish such owner, without charge, a copy of its Annual Report on Form 10-K without exhibits for its fiscal year ended December 31, 2006. Requests for a copy of such Annual Report on Form 10-K should be addressed to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to sign, complete, date and return the proxy card in the enclosed envelope, to which no postage need be affixed.

By Order of the Board of Directors:

STEVEN G. ANDERSON,
Chairman of the Board, President, and Chief Executive Officer

Date: April 2, 2007

ANNEX

CRYOLIFE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING ON MAY 2, 2007

The undersigned stockholder hereby appoints STEVEN G. ANDERSON and SUZANNE K. GABBERT, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of CRYOLIFE, INC. to be held on May 2, 2007, and any adjournments thereof.

The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated April 2, 2007, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies to vote as indicated below and in their discretion on any matter that may properly come before the meeting or any adjournment of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. IF NO VOTING INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. ELECTION OF DIRECTORS

☐ FOR ALL NOMINEES	NOMINEES:	2. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2007.
• Steven G. Anderson
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	• Thomas F. Ackerman
	• James S. Benson	☐ FOR
• Daniel J. Bevevino
	• John M. Cook	☐ AGAINST
☐ FOR ALL EXCEPT (see instructions below)	• Ronald C. Elkins, M.D.
	• Ronald D. McCall, Esq.	☐ ABSTAIN

3. In their discretion, upon such other matters as may properly come before the meeting.

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES AND IN FAVOR OF THE RATIFICATION OF DELOITTE & TOUCHE LLP

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted by this method.	☐

Signature of Stockholder Date Signature of Stockholder
Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET

2007 Annual Meeting of Stockholders

NON-TRANSFERABLE	May 2, 2007	NON-TRANSFERABLE
10:00 a.m. CryoLife, Inc. 1655 Roberts Boulevard, NW Kennesaw, Georgia 30144

Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders and guests of CryoLife.

Admission will be by ticket only.

If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and plan to attend the meeting, you can obtain an admission ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355. Please be sure to enclose proof of ownership such as a bank or brokerage account statement.

Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the reception desk on the day of the meeting.

Please Detach and Mail in the Envelope Provided

Please date and sign your proxy card and mail it

back as soon as possible!

2007 Annual Meeting of Stockholders of

CRYOLIFE, INC.

May 2, 2007

at

CryoLife, Inc.

1655 Roberts Boulevard, NW

Kennesaw, Georgia 30144

10:00 a.m.